Exhibit 10.21

RESEARCH AND DEVELOPMENT COLLABORATION,

OPTION AND LICENSE AGREEMENT

BETWEEN

SMITHKLINE BEECHAM CORPORATION D/B/A GLAXOSMITHKLINE

and

ANACOR PHARMACEUTICALS, INC.

i

RESEARCH AND DEVELOPMENT COLLABORATION,

OPTION AND LICENSE AGREEMENT

This RESEARCH AND DEVELOPMENT COLLABORATION, OPTION AND LICENSE AGREEMENT (the “Agreement”) is entered into and made effective as of the 5th day of October, 2007 (the “Effective Date”) by and between Anacor Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 1060 East Meadow Circle, Palo Alto, CA 94303 (“Anacor”), and  SmithKline Beecham Corporation d/b/a GlaxoSmithKline, a Pennsylvania corporation having offices at One Franklin Plaza, Philadelphia, PA 19101 (“GSK”). Anacor and GSK are each referred to herein by name or as a “Party” or, collectively, as “Parties.”

RECITALS

WHEREAS, Anacor possesses proprietary technology and know-how related to the discovery, identification, synthesis and development of boron-based small molecule drug candidates;

WHEREAS, GSK possesses expertise in the pharmaceutical research, development, manufacturing and commercialization of human pharmaceuticals, and GSK is interested in developing such boron-based small molecule compounds as drug products;

WHEREAS, GSK desires to engage in a collaborative effort with Anacor pursuant to which Anacor and GSK will jointly carry out research and development programs to discover and develop boron-based small molecule compounds directed against four targets, and GSK will have certain options, exercisable at GSK’s sole discretion, to further develop and commercialize such compounds for any and all uses in the Territory (as defined below), all on the terms and conditions set forth herein; and

WHEREAS, upon exercise by GSK of its option to such compounds, Anacor desires to grant to GSK, and GSK desires to obtain, an exclusive license under Anacor IP (as defined below) to make, have made, use, sell, offer for sale and import Products (as defined below) in the Field (as defined below) throughout the Territory on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth in this Article 1 unless context dictates otherwise:

1.1          “Acceptance” means the earliest date on which the FDA (or equivalent foreign Regulatory Authority) notifies GSK in writing that it has accepted the NDA (or equivalent foreign regulatory submission (e.g., MAA)) with respect to a Product for substantive review.

1.2          “Affiliate” means any Person, whether de jure or de facto, which directly or indirectly through one (1) or more intermediaries controls, is controlled by or is under common control with a Party. A Person shall be deemed to “control” another Person if it (a) owns, directly or indirectly, beneficially or legally, at least fifty percent (50%) of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a Person in a particular jurisdiction) of such other Person, or has other comparable ownership interest with respect to any Person other than a corporation; or (b) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of the Person. For purposes of this Agreement, a “Person” means any corporation, firm, partnership or other entity recognized as having a separate existence under the law.

1.3          “Agreement” has the meaning assigned to such term in the Preamble.

1.4          “Alliance Managers” has the meaning assigned to such term in Section 3.4.

1.5          “Anacor” has the meaning assigned to such term in the Preamble

1.6          “Anacor Collaboration IP” means any Collaboration IP Controlled by Anacor or its Affiliates.

1.7          “Anacor Compound” means a boron-containing small molecule compound Controlled by Anacor or an Anacor Affiliate.

1.8          “Anacor Development Compound” means a Collaboration Compound for which Anacor would retain the right to continue to research, develop, manufacture and commercialize, [***].

1.9          “Anacor Diligence Failure Event” has the meaning assigned to such term in Section 2.4.2.

1.10        “Anacor Know-How” means any Information Controlled by Anacor or its

[***]  THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Affiliates on the Effective Date or at any time during the Term (other than Collaboration Know-How) that relates directly (but not necessarily exclusively) to, or is directly (but not necessarily exclusively) useful in connection with, the making, using or sale of an Anacor Compound, Collaboration Compound, GSK Development Compound and/or Product in the Field in the Territory.

1.11        “Anacor IP” means, collectively, (a) Anacor Patents, (b) Anacor Know-How, (c) Anacor Target Patents, (d) Anacor Target Know-How, and (e) Anacor Collaboration IP.

1.12        “Anacor Patents” means any Patents in the Territory Controlled by Anacor or its Affiliates on the Effective Date or at any time during the Term (other than Collaboration Patents) that claim or cover (a) the composition of matter and/or method of use of an Anacor Compound, Collaboration Compound, GSK Development Compound and/or Product, or (b) the making, having made, using, selling, offering for sale and/or importing of an Anacor Compound, Collaboration Compound, GSK Development Compound and/or Product in the Field.

1.13        “Anacor Target Know-How” means any Information Controlled by Anacor or its Affiliates on the Effective Date or at any time during the Term (but excluding Collaboration Know-How) that relates directly (but not necessarily exclusively) to Targets or is reasonably useful for GSK to perform its obligations with respect to such Targets under the Research Collaboration.

1.14        “Anacor Target Patents” means any Patents in the Territory Controlled by Anacor or its Affiliates on the Effective Date or at any time during the Term (but excluding Collaboration Patents) that claim or cover the composition or use of a Target or that would otherwise be infringed (absent a license as provided herein) by GSK’s performance of its obligations under the Research Collaboration.

1.15        “Annual Net Sales” means total Net Sales in the Territory in a particular calendar year. A “calendar year” means a period of twelve (12) consecutive months beginning on January 1 and ending on December 31.

1.16        “Arbitration Request” has the meaning assigned to such term in Section 14.2.

1.17        “Back-Up Compound” means, with respect to a Leading Compound, any other Collaboration Compounds or GSK Development Compounds (as the case may be) in Development that [***].

[***]  THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

1.18        “Breaching Party” has the meaning assigned to such term in Section 12.2.1.

1.19        “Business Day” means a day on which banking institutions in New York, New York, United States are open for business.

1.20        “Calendar Quarter” means a period of three (3) consecutive months ending on the last day of March, June, September, or December, respectively.

1.21        “Candidate Selection Activities” means, with respect to any Collaboration Compound, the activities conducted to determine whether such Collaboration Compound meets the Candidate Selection Criteria.

1.22        “Candidate Selection Activities Report” has the meaning assigned to such term in Section 2.6.5(b) and Section 2.6.5(c), as the case may be.

1.23        “Candidate Selection Compound” means a Collaboration Compound resulting from a Project that the JRC determines meets all of the Candidate Selection Criteria.

1.24        “Candidate Selection Criteria” means the criteria for selecting a Candidate Selection Compound, as described in Section 2.6.2.

1.25        “Candidate Selection Option” has the meaning assigned to such term in Section 4.2.1(a).

1.26        “Candidate Selection Option Compounds”  has the meaning assigned to such term in Section 4.2.1(a).

1.27        “Candidate Selection Option Deadline Period” has the meaning assigned to such term in Section 4.2.1(a).

1.28        “cGMP” means current Good Manufacturing Practices as defined in Parts 210 and 211 of Title 21 of the U.S. Code of Federal Regulations, as may be amended from time to time, or any successor thereto.

1.29        “Chairperson” has the meaning assigned to such term in Section 3.1.1.

1.30        “Claims” has the meaning assigned to such term in Section 11.1.

1.31        “Collaboration Compound” means each Anacor Compound that is progressed through the Project(s) by Anacor during the Research Collaboration Term pursuant to the terms of this Agreement, the Research Plan and as directed by the JRC, including Candidate Selection Compounds, and all Leads and Back-Up Compounds related thereto. A Collaboration

Compound shall not include [***].

1.32        “Collaboration IP” means the Collaboration Know-How and the Collaboration Patents.

1.33        “Collaboration Know-How” means any Information pertaining to a Collaboration Compound that is discovered, developed, invented or created solely by or on behalf of (a) a Party (or its agents or contractors), (b) the Parties jointly (or jointly through their respective agents or contractors), and/or (c) either or both of their respective Affiliates, in each case pursuant to work conducted under the Research Collaboration in accordance with the Research Plans and as directed by the JRC or during the Research Collaboration Term.

1.34        “Collaboration Patent” means any Patent that claims or covers Collaboration Know-How.

1.35        “Combination Product” means a Product that includes at least one other therapeutically effective active pharmaceutical ingredient (whether co-formulated or co-packaged with the GSK Development Compound or Anacor Development Compound, as the case may be, in such Product) which is neither the GSK Development Compound or Anacor Development Compound, as the case may be, nor part of the same molecule as that containing such GSK Development Compound or Anacor Development Compound. To be a Combination Product, the Product and all its ingredients must be sold together as a single product and invoiced as one product. Notwithstanding the foregoing, drug delivery vehicles, adjuvants, and excipients shall not be deemed to be “therapeutically effective active pharmaceutical ingredients,” and their presence shall not be deemed to create a Combination Product.

1.36        “Competitive Infringement” has the meaning assigned to such term in Section 8.5.1.

1.37        “Confidential Information” has the meaning assigned to such term in Section 9.1.

1.38        “Control,” “Controls,” “Controlled” or “Controlling” means possession of the ability to grant the licenses or sublicenses as provided herein without violating the terms of any agreement or other arrangement with any Third Party. A Party shall be deemed to Control Collaboration IP to the extent of its individual or joint interest therein, as applicable.

[***]  THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

1.39        “Designated Target” has the meaning assigned to such term in Section 2.5.

1.40        “Develop” or “Development” means activities relating to obtaining Regulatory Approval of a Product, and activities to develop manufacturing capabilities for Products. Development includes, but is not limited to, pre-clinical activities, pharmacology studies, toxicology studies, formulation, manufacturing process development and scale-up (including bulk compound production), quality assurance and quality control, technical support, pharmacokinetic studies, clinical studies and regulatory affairs activities.

1.41        “Diligent Efforts” means the following: (a) with respect to Anacor, such efforts that are consistent with the efforts and resources normally used by Anacor in the exercise of its reasonable business discretion relating to the research and development progression of a potential pharmaceutical product owned by it or to which it has exclusive rights, with similar product characteristics as the Collaboration Compound, which is of similar market potential at a similar stage in its development or product life as the Collaboration Compound, taking into account issues of patent coverage, safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position, the regulatory structure involved, profitability (including pricing and reimbursement status achieved), and other relevant factors, including technical, legal, scientific and/or medical factors; and (b) with respect to GSK, such efforts that are consistent with the efforts and resources normally used by GSK in the exercise of its reasonable business discretion relating to a prescription pharmaceutical product owned by it or to which it has exclusive rights, with similar product characteristics as the Collaboration Compound or GSK Development Compound (as applicable), which is of similar market potential at a similar stage in its development or product life as the Collaboration Compound or GSK Development Compound (as applicable), taking into account issues of patent coverage, safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position, the regulatory structure involved, profitability  (including pricing and reimbursement status achieved), and other relevant factors, including technical, legal, scientific and/or medical factors.

1.42        “Disclosing Party” has the meaning assigned to such term in Section 9.1.

1.43        “Dollars” or “$” means the legal tender of the U.S.

1.44        “Effective Date” has the meaning assigned to such term in the Preamble.

1.45        “EMEA” means the European Medicines Agency of the European Union, and any successor agency thereto.

1.46        “EU Major Markets” means [***].

1.47        “European Commission” means the executive body of the European Union that has legal authority to grant marketing authorizations approvals for pharmaceutical products in the European Union following scientific evaluation and recommendation from the EMEA or other applicable Regulatory Authorities.

1.48        “European Union” or “EU” means all countries that are officially recognized as member states of the European Union at any particular time during the Term.

1.49        “Executive Officers” has the meaning assigned to such term in Section 3.1.4.

1.50        “FDA” means the U.S. Food and Drug Administration, and any successor entity thereto.

1.51        “Field” means any use or purpose, including the treatment, palliation, and/or prevention of any human or animal disease, disorder or condition; provided, however, that the Field shall specifically exclude the treatment, palliation, and/or prevention of onychomycosis.

1.52        “First Commercial Sale” means, with respect to any Product, the first sale for which revenue has been recognized by GSK or Anacor, as the case may be, for use or consumption by the general public of such Product in any country in the Territory after all required Regulatory Approvals have been granted, or such sale is otherwise permitted, by the Regulatory Authority in such country, excluding registration samples and compassionate use.

1.53        “First Dosing in a Phase 1 Clinical Trial” means the date on which the first subject is dosed in a Phase 1 Clinical Trial for a Collaboration Compound that is conducted by or on behalf of Anacor or GSK (or an Affiliate or Sublicensee of either Anacor or GSK).

1.54        “First Dosing in Phase 2 Clinical Trial” means the date on which the first subject is dosed in a Phase 2 Clinical Trial for a Collaboration Compound that is conducted by or on behalf of Anacor or GSK (or an Affiliate or Sublicensee of either Anacor or GSK).

1.55        “First Dosing in a Phase 3 Clinical Trial” means the date on which the first subject is dosed in a Phase 3 Clinical Trial for a GSK Development Compound that is conducted by or on behalf of GSK (or an Affiliate or Sublicensee of GSK).

[***]  THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

1.56        “Follow-On Compound” means, [***].

1.57        “FTE” means (a) with respect to Anacor, a full-time technical person dedicated by Anacor to the Research Collaboration, or in the case of less than a full-time dedicated technical person, a full-time equivalent technical person year, [***]. Technical work on or directly related to the Research Collaboration to be performed by Anacor or GSK may include experimental laboratory work, recording and writing up results, reviewing literature and references, holding scientific discussions, seminars and symposia, managing and directing scientific staff, and carrying out management duties directly related to the Research Collaboration.

1.58        “Generic Product” means any pharmaceutical product sold by a Third Party, not authorized by GSK, an Affiliate or sublicensee, and is approved in reliance on the prior approval of a Product as determined by the applicable Regulatory Authority, on the basis of it being comparable to and substitutable for such Product.

1.59        “GSK” has the meaning assigned to such term in the Preamble.

1.60        “GSK Collaboration IP” means any Collaboration IP Controlled by GSK or its Affiliates.

1.61        “GSK Development Compound” means [***].

1.62        “GSK Know-How” means any Information Controlled by GSK or its Affiliates at any time during the Term (other than Collaboration Know-How) that relates directly (but not necessarily exclusively) to a Collaboration Compound and is directly (but not necessarily exclusively) useful for Anacor to (a) conduct its obligations under the Research Collaboration in accordance with the Research Plan, or (b) make, use or sell an Anacor Development Compound in the Field in the Territory.

1.63        “GSK IP” means, collectively, (a) GSK Patents, (b) GSK Know-How, (c) GSK Target Patents, (d) GSK Target Know-How, and (e) GSK Collaboration IP.

1.64        “GSK Patents” means any Patents in the Territory Controlled by GSK or its Affiliates on the Effective Date or at any time during the Term (other than Collaboration Patents) that claim or cover the composition of matter and/or method of use of a Collaboration Compound and are directly (but not exclusively) useful for Anacor to (a) conduct its obligations

[***]  THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

under the Research Collaboration in accordance with the Research Plan, or (b)  make, use or sell an Anacor Development Compound in the Field.

1.65        “GSK Target Know-How” means any Information Controlled by GSK or its Affiliates on the Effective Date or at any time during the Term (but excluding Collaboration Know-How) that relates directly (but not necessarily exclusively) to Targets and is reasonably useful for Anacor to perform its obligations with respect to such Targets under the Research Collaboration.

1.66        “GSK Target Patents” means any Patents in the Territory Controlled by GSK or its Affiliates on the Effective Date or at any time during the Term (but excluding Collaboration Patents) that claim or cover the composition or use of a Target or that would otherwise be infringed (absent a license as provided herein) by Anacor’s performance of its obligations with respect to such Targets under the Research Collaboration.

1.67        “Hit” means a Collaboration Compound in Project 1 that, at the time of GSK’s exercise of its Option with respect to Project 1, [***].

1.68        “HSR” has the meaning assigned to such term in Section 4.2.2.

1.69        “IND” means any investigational new drug application filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, and any amendments thereto. References herein to IND shall include, to the extent applicable, any comparable filing(s) outside the U.S. (such as a clinical trial application in the European Union).

1.70        “Indemnitee” has the meaning assigned to such term in Section 11.3.

1.71        “Information” means all tangible and intangible (a) information, techniques, technology, practices, trade secrets, inventions (whether patentable or not), methods, knowledge, know-how, skill, experience, data, results (including pharmacological, toxicological and clinical test data and results), analytical and quality control data, results or descriptions, software and algorithms and (b) compositions of matter, cells, cell lines, assays, animal models and physical, biological or chemical material. As used herein, “clinical test data” shall be deemed to include all information related to the clinical or pre-clinical testing of a Collaboration Compound, or Product, including  patient report forms, investigators’ reports, biostatistical, pharmaco-economic and other related analyses, regulatory filings and communications, and the like.

[***]  THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

1.72        “Joint Patent Subcommittee” or “JPS” has the meaning assigned to such term in Section 3.2.

1.73        “Joint Project Team “ or “JPT” has the meaning assigned to such term in Section 3.3.

1.74        “Joint Research Committee” or “JRC” has the meaning assigned to such term in Section 3.1.

1.75        “Lead” means a Collaboration Compound that the JRC determines meets all of the Lead Declaration Criteria.

1.76        “Lead Declaration Criteria” means criteria for selection of a Lead, as described in Section 2.6.2.

1.77        “Lead Declaration Report” has the meaning assigned to such term in Section 2.6.5(a).

1.78        “Leading Compound” means, at any particular point in time (a) with respect to Projects 1 and 3, the furthest advanced Collaboration Compound or GSK Development Compound (as the case may be) under each Project; and (b) with respect to Projects 2 and 4 with respect to each Target Product Profile, the furthest advanced Collaboration Compound or GSK Development Compound (as the case may be) with respect to a given Target Product Profile.

1.79        “Losses” has the meaning assigned to such term in Section 11.1.

1.80        “LeuRS” means bacterial leucyl tRNA synthetase.

1.81        “MAA” means a regulatory application filed with the EMEA or MHLW, as the case may be, seeking Regulatory Approval of a Product, and all amendments and supplements thereto filed with the EMEA or MHLW, as the case may be.

1.82        “Materials” has the meaning assigned to such term in Section 2.7.1.

1.83        “Material IP”  means, collectively, Patents covering or claiming Materials and Know-How pertaining specifically to Materials which, in each case (a) exist as of the date such Materials are transferred as provided in Section 2.6, or (b) are conceived by the “transferring Party” (as defined in Section 2.6.1) prior to its transfer of such Materials to the other Party as provided in Section 2.6.

1.84        “MHLW” means the Ministry for Health, Labor and Welfare of Japan, or the Pharmaceutical and Medical Devices Agency (the “PMDA,” formerly known as IYAKUHIN SOGO KIKO), or any successor to either of them, as the case may be.

1.85        “NDA” means a New Drug Application (as more fully defined in 21 C.F.R. 314.5 et seq. or its successor regulation) and all amendments and supplements thereto filed with the FDA.

1.86        “Necessary License” has the meaning assigned to such term in Section 6.5.3(c).

1.87        “Net Sales” means, with respect to any Product, [***]

[***]  For purposes of this Section, “Gross Selling Price” means the list price at which an active ingredient is sold to a Third Party wholesalers, before discounts, deductions, credits, taxes or allowances.

To the extent the Net Sales is used herein with respect to Products containing Anacor Development Compounds or Products containing those Collaboration Compounds to which Anacor has rights following termination of this Agreement or a Project under this Article 12, Net Sales shall have the meaning set forth above, with all references to “GSK” replaced by “Anacor.”

1.88        “Non-breaching Party” has the meaning assigned to such term in Section 12.2.

1.89        “Option” means, with respect to Project 1, the Candidate Selection Option and PoC Option, and with respect to Projects 2, 3 and 4, the PoC Option only.

1.90        “Option Deadline Period” means the Candidate Selection Option Deadline or the PoC Option Deadline, as applicable.

1.91        “Option Deadline Extension Period” has the meaning assigned to such term in Section 4.2.2.

1.92        “Party” or “Parties” has the meaning assigned to such term in the Preamble.

1.93        “Patent Costs” means the reasonable fees and expenses paid to outside legal counsel and other out-of-pocket expenses paid to Third Parties, incurred in connection with the Prosecution and Maintenance of Patents.

1.94        “Patent” means (a) all patents and patent applications in any country or supranational jurisdiction in the Territory, (b) any substitutions, divisions, continuations, continuations-in-part, provisional applications, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like of any such

[***]  THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

patents or patent applications, and (c) foreign counterparts of any of the foregoing.

1.95        “Payee” has the meaning assigned to such term in Section 6.10.

1.96        “Payor” has the meaning assigned to such term in Section 6.10.

1.97        “Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, governmental authority or agency, or any other entity not specifically listed herein.

1.98        “Phase 1 Clinical Trial” means a clinical trial of a pharmaceutical product on subjects that generally provides for the first introduction into humans of such product with the primary purpose of determining safety, metabolism and pharmacokinetic properties and clinical pharmacology of such product.

1.99        “Phase 2 Clinical Trial” means a clinical trial of a pharmaceutical product on subjects, including possibly pharmacokinetic studies, the principal purposes of which are to make a preliminary determination that such product is safe for its intended use and to obtain sufficient information about such product’s efficacy to permit the design of further clinical trials.

1.100      “Phase 3 Clinical Trial” means one or more clinical trials on sufficient numbers of subjects, which trial(s) are designed to (a) establish that a drug is safe and efficacious for its intended use; (b) define warnings, precautions and adverse reactions that are associated with the drug in the dosage range to be prescribed; and (c) support Regulatory Approvals for such drug.

1.101      “PoC Compound Criteria” means criteria for selection of a clinical PoC Compound, as described in Section 2.6.2.

1.102      “PoC Compound” means a Collaboration Compound resulting from PoC Trials that the JRC (or GSK pursuant to Section 3.1.4(a)) determines has satisfied the PoC Compound Criteria.

1.103      “PoC Option” has the meaning assigned to such term in Section 4.2.1(b).

1.104      “PoC Option Compounds” has the meaning assigned to such term in Section 4.2.1(b).

1.105      “PoC Option Deadline Period” has the meaning assigned to such term in Section 4.2.1(b).

1.106      “PoC Trial” means, with respect to any Collaboration Compound, a [***] Clinical Trial or a [***] Clinical Trial of such Collaboration Compound that is reasonably designed to demonstrate successfully the PoC Compound Criteria. For clarity, the PoC Trial is intended only to demonstrate the safety, and to provide preliminary evidence of activity, of a particular Collaboration Compound, and is not intended to be a pivotal trial or to otherwise provide data sufficient to support Regulatory Approvals.

1.107      “PoC Trial Report” has the meaning assigned to such term in Section 2.6.5(c).

1.108      “Product” means any product that includes a GSK Development Compound or Anacor Development Compound, as applicable, or any base form, prodrug, ester, salt form, crystalline polymorph, hydrate or solvate thereof, whether or not as the sole active ingredient and in any dosage, form or formulation.

1.109      “Project” means any of Project 1, Project 2, Project 3, or Project 4.

1.110      “Project 1” means the Research Collaboration activities conducted by Anacor and/or GSK pursuant to the Research Plan, and the development activities conducted by GSK after the exercise of an Option, for the discovery, use, manufacture and development of Collaboration Compounds or GSK Development Compounds, as applicable, that are inhibitors of the hepatitis C virus [***].

1.111      “Project 2” means the Research Collaboration activities conducted by Anacor and/or GSK pursuant to the Research Plan, and the development activities conducted by GSK after the exercise of an Option, for the discovery, use, manufacture and development of Collaboration Compounds or GSK Development Compounds, as applicable, that are antibacterial compounds [***].

1.112      “Project 3” means the Research Collaboration activities conducted by Anacor and/or GSK pursuant to the Research Plan, and the development activities conducted by GSK after the exercise of an Option, for the discovery, use, manufacture and development of Collaboration Compounds or GSK Development Compounds, as applicable, [***].

1.113      “Project 4” means the Research Collaboration activities conducted by Anacor and/or GSK pursuant to the Research Plan, and the development activities conducted by GSK after the exercise of an Option, for the discovery, use, manufacture and development of Collaboration Compounds or GSK Development Compounds, as applicable, [***].

[***]  THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

1.114      “Project Termination” has the meaning assigned to such term in Section 2.4.2.

1.115      “Prosecuting Party” has the meaning assigned to such term in Section 8.2.1.

1.116      “Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent, the preparing, filing, prosecuting and maintenance of such Patent, as well as re-examinations, reissues, and requests for patent term adjustments and patent term extensions with respect to such Patent, together with the initiation or defense of interferences, the initiation or defense of oppositions and other similar proceedings with respect to the particular Patent. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” shall not include any other enforcement actions taken with respect to a Patent.

1.117      “Receiving Party” has the meaning assigned to such term in Section 9.1.

1.118      “Regulatory Approval” means any and all approvals (including price and reimbursement approvals, if required prior to sale in the applicable jurisdiction), licenses, registrations, or authorizations of any country, federal, supranational, state or local regulatory agency, department, bureau or other government entity that are necessary for the manufacture, use, storage, import, transport and/or sale of a particular Product in the applicable jurisdiction.

1.119      “Regulatory Authority” means the FDA, and any health regulatory authority in any country in the Territory that is a counterpart to the FDA and holds responsibility for granting regulatory marketing approval for a Product in such country, and any successor(s) thereto, including the European Commission and the MHLW .

1.120      “Research Collaboration” means the program of research, discovery, characterization, optimization and pre-clinical and clinical testing of Collaboration Compounds pursuant to this Agreement and the Research Plans, as described in Article 2.

1.121      “Research Collaboration Term” has the meaning assigned to such term in Section 2.3.

1.122      “Research Plan(s)” has the meaning assigned to such term in Section 2.2.

1.123      “Royalty Term” has the meaning assigned to such term in Section 6.5.4.

1.124      “Subcommittee” has the meaning assigned to such term in Section 3.1.7

1.125      “Sublicensee” means, with respect to a particular Product, a Third Party to whom GSK or Anacor, as applicable, has granted a sublicense or license under any Collaboration IP and/or the technology licensed to such Party pursuant to this Agreement, but excluding distributors.

1.126      “Target Product Profile” or “TPP” means, with respect to each Target, the projected product profile that describes the commercially relevant range of acceptable product performance of a Collaboration Compound against key product characteristics, which shall be used by the Parties to guide and shape the progression of and development decisions for Collaboration Compounds directed toward such Target.

1.127      “Target” means any of the following:  [***].

1.128      “Term” has the meaning assigned to such term in Section 12.1.

1.129      “Territory” means the entire world.

1.130      “Third Party” means any entity other than Anacor or GSK or an Affiliate of Anacor or GSK.

1.131      “TPP Subprogram” means the Research Collaboration activities conducted by Anacor and/or GSK pursuant to the Research Plan, and by GSK after the exercise of an Option for Project 2 or Project 4, for the discovery, use, manufacture and development of Collaboration Compounds or GSK Development Compounds, as applicable, for a particular TPP in Project 2 or Project 4. In the event that Project 4 is an anti-viral program, Project 4 shall have only one TPP Subprogram.

1.132      “Transfer Record” has the meaning assigned to such term in Section 2.7.1.

1.133      “United States” or “U.S.” means the United States of America.

1.134      “USPTO Rules” has the meaning assigned to such term in Section 8.2.1.

1.135      “Valid Claim” means any claim within an allowed or issued U.S. patent or accepted or issued patent in a jurisdiction outside the U.S. that has not expired, lapsed, been cancelled or abandoned, or been held unenforceable, invalid or cancelled by a court of competent jurisdiction in an order or decision from which no appeal has been or can be taken.

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ARTICLE 2

RESEARCH AND DEVELOPMENT COLLABORATION

2.1          Overview. Pursuant to this Agreement and as further discussed in this Article 2, Anacor and GSK will jointly undertake the Research Collaboration, the scope of which is the discovery, identification and development of boron-based small molecule compounds directed toward the Targets, which small molecule compounds GSK shall have certain options to exclusively license on a worldwide basis, as further discussed in Article 4.

2.2          Research Plans. The Research Collaboration activities will be carried out by Anacor and GSK pursuant to a research operating plan for each Project (as to each Project, the “Research Plan”), which will outline anticipated discovery, research, and pre-clinical and clinical development activities to be conducted by each Party during the subsequent twelve (12) months in connection with the each of the Projects. The Research Plan for each of the Projects will be finalized and presented to the JRC for review, comment and approval within thirty (30) Business Days after the formation of the JRC or, in the case of Project 4, within thirty (30) Business Days after the selection of the Designated Target, if later. From time to time during the Research Collaboration Term (but no less frequently than once per year), Anacor shall update the Research Plans (or applicable portions thereof) for Project 2, Project 3 and Project 4, and shall submit such updated Research Plans to the JRC for review, comment, and approval. Similarly, from time to time during the Research Collaboration Term (but no less frequently than once per year), Anacor and GSK shall jointly update the Research Plan for Project 1 (or applicable portion thereof) and shall submit such updated Research Plan to the JRC for review, comment and approval. Once approved by the JRC, the updated Research Plan for each Project shall replace the Research Plan for such Project previously in effect. The Research Plans will be reviewed as necessary at each meeting of the JRC, and at any other time upon the request of either Party, and may be modified by the JRC, as appropriate, to reflect material scientific or commercial developments. In the event of any inconsistency between a Research Plan and this Agreement, the terms of this Agreement shall prevail and any such inconsistent portion of such  Research Plan is hereby expressly rejected.

2.3          Research Collaboration Term. The Research Collaboration shall commence as soon as practicable after the Effective Date and shall expire upon the sixth (6th) anniversary of the Effective Date, but may be extended for up to two (2) additional years by mutual written agreement of the Parties (as may be extended, the “Research Collaboration Term”). Notwithstanding the foregoing, the Research Collaboration shall terminate (and hence the Research Collaboration Term shall expire) with respect to a particular Project on the date on which GSK exercises (pursuant to either Section 4.2 or Section 14.5) the maximum number of Options permitted hereunder for such Project, as provided in Section 4.2.1(c), or on such other date agreed by the JRC. Upon the expiration of the Research Collaboration Term with respect to a particular Project, all obligations of the Parties to conduct any further Research Collaboration activities under this Agreement with respect to such Project shall terminate, but the other rights and obligations under this Agreement shall not otherwise be affected.

2.4                               Research Efforts; Diligence. During the Research Collaboration Term, Anacor and GSK shall each use Diligent Efforts to carry out and conduct their respective tasks and objectives under the Research  Collaboration in accordance with the terms of this Agreement, Research Plans and as directed by the JRC (and JPT with respect to Project 1). In support of these efforts, each Party shall maintain and utilize scientific and technical staff, laboratories, offices and other facilities as needed to perform such its respective Research Collaboration activities as set forth in the Research Plan. Each Party shall use personnel with sufficient skills and experience as are required to accomplish efficiently and expeditiously the objectives of the Research Collaboration as set forth in the Research Plan in good scientific manner and in compliance in all material respects with all requirements of applicable laws, rules and regulations and in such number and with such expertise as specifically set forth in Section 2.4.1 below. Further, with respect to Project 2 and Project 4, it is the Parties’ mutual intent, and Anacor acknowledges and agrees, that Anacor will initially focus its efforts on the research and development of  Collaboration Compounds that satisfy one of the following TPPs:  [***].

2.4.1                     Anacor and GSK Responsibilities. During the Research Collaboration Term, and consistent with the Research Plan, as updated or amended from time to time, Anacor and GSK shall provide the following personnel:

(a)     Project 1 – Lead Generation

(i)                                    Anacor and GSK shall [***].

(ii)                                GSK’s [***]

(iii)                            Anacor’s [***]

(b)     Project 1 – Lead Optimization

(i)                                    As of the Effective Date, the Parties anticipate [***].

(ii)                                GSK shall [***].

(iii)                            Anacor shall [***].

(iv)                               For the [***].

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(c)     Projects 2, 3, and 4

(i)                                    For each of Projects 2, 3, and 4, Anacor [***].

(ii)                                GSK [***].

(d)                Each Party agrees to keep full, clear and accurate records for a Project regarding the FTEs provided pursuant to this Section 2.4.1 during the immediately preceding [***] period. Each Party (the “Auditing Party”) shall have a right, upon not less than [***] prior written notice to the other Party (the “Audited Party”), to have an independent accounting firm (selected by the Auditing Party and mutually acceptable to the Audited Party) review such books and records relating to such FTEs with respect to such [***] time period for the sole purpose of verifying compliance with this Section 2.4.1. Such audit shall not be performed more frequently than once per calendar year and shall be conducted under appropriate confidentiality provisions. Such examination is to be made at the expense of the Auditing Party, except in the event that the results of the audit reveal a shortfall in the number of FTEs provided by the Audited Party (i.e., relative to the number of FTEs required by this Section 2.4.1) of [***] of more over the period being audited, in which case reasonable audit fees for such examination shall be paid by the Audited Party.

2.4.2                     Anacor Diligence Failure Event. In the event that at any time during the Research Collaboration Term Anacor materially fails to conduct the Research Collaboration with respect to a given Target and/or Collaboration Compound in accordance with its diligence obligations under Section 2.4 (including 2.4.1), then GSK shall have the right to allege a failure of diligence on the part of Anacor (an “Anacor Diligence Failure Event”) by written notice of same to Anacor, such notice to set forth the detailed basis for such alleged failure of diligence. Subject to Section 2.4.3 below, upon receipt of such notice of an Anacor Diligence Failure Event, Anacor shall have [***] within which to cure such Anacor Diligence Failure Event. Upon conclusion of [***] cure period, if Anacor has not cured such Anacor Diligence Failure Event to GSK’s reasonable satisfaction, GSK shall have the right to immediately terminate, upon written notice to Anacor, the Project to which the Anacor Diligence Failure Event relates (a “Project Termination”). Upon a Project Termination, the Leading Compound with respect to such Project, all Back-Up Compounds and, solely with respect to Project 1, Follow-On Compounds related thereto, and all other Collaboration Compounds as provided in Sections 4.1.1(a)(iii), (b)(iii), (c)(iii) and (d)(iii) (as applicable to the terminated Project) shall be deemed to be GSK Development Compounds. In this regard but subject to Section 2.4.3, Anacor shall grant and does hereby grant, as of the effective date of the Project Termination, an exclusive (even as to Anacor and its Affiliates), worldwide license (with the right to grant sublicenses) under the Anacor IP to make, have made, use, sell, offer for sale and import Products

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incorporating such GSK Development Compounds from the terminated Project in the Field throughout the Territory. GSK shall [***]. The remedies set forth in this Section 2.4.2 shall be GSK’s sole remedy, and Anacor’s sole liability, in connection with an Anacor Diligence Failure Event. The Parties understand and agree that, due to the nature of the collaboration under this Agreement, damages to GSK resulting from a material breach by Anacor of its diligence obligations under this Agreement would be difficult to calculate accurately, and thus the remedies set forth herein represent a rational relationship between the damages from the material breach of diligence on the one hand, and the cumulative loss to GSK of its expectation interest and its lost investment and lost potential return on investment due to the upfront payment, milestone payments made and research funding provided hereunder.

2.4.3                     Dispute. In the event that Anacor disputes the allegation of an Anacor Diligence Failure Event in good faith, Anacor shall have the right to submit such dispute to the Executive Officers in accordance with Section 14.1 within thirty (30) calendar days after receipt of notice of a Project Termination from GSK as provided in Section 2.4.2 above. If the Executive Officers are unable to resolve the dispute regarding an Anacor Diligence Failure Event and Anacor decides to resolve such dispute through arbitration as provided in Section 14.2, GSK shall be granted such license, but only on a non-exclusive basis, and without the right to grant sublicenses except for research and/or development purposes; provided however that upon the first adjudication by arbitration pursuant to Section 14.2 or settlement of such dispute in GSK’s favor, such non-exclusive license shall be converted to an exclusive, worldwide license as provided in Section 2.4.2 above, with the unrestricted right to grant sublicenses, and if the first adjudication by arbitration pursuant to Section 14.2 or settlement of such dispute is not in GSK’s favor, such non-exclusive license shall terminate and revert to Anacor. During the entire time pending the final resolution of any such dispute, including  during Executive Officer consultation or during arbitration, settlement negotiations or any other related legal proceeding, Anacor shall not grant any license to any Third Party under the Anacor Compound IP or Anacor Collaboration IP with respect to the same subject matter, which would conflict or otherwise interfere with the potential exclusive license to GSK.

2.5                               Additional Target.  As soon as possible but in any event no later than the [***], GSK shall provide irrevocable (unless otherwise agreed to by the Parties) written notice to Anacor of one (1) additional Target to be included in the Research Collaboration as Project 4 (the “Designated Target”), which target shall [***]. Once a Designated Target is selected, the Parties shall prepare a Research Plan setting forth the activities to be conducted by Anacor and/or GSK during the Research Collaboration Term for Project 4 and shall submit such

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Research Plan to the JRC for review, comment and approval. [***]

2.6                               Development of Collaboration Compounds.

2.6.1                     Anacor Responsibility. Prior to GSK’s exercise of an Option with respect to a Collaboration Compound and subject to Section 2.6.3, Anacor shall have primary responsibility for conducting the pre-clinical and clinical development activities for each Collaboration Compound in each Project (including clinical trials and submissions to Regulatory Authorities) in accordance with this Agreement, the Research Plans and as directed by the JRC (and JPT with respect to Project 1). GSK shall have the opportunity to provide advice to Anacor (which shall be considered in good faith by Anacor) regarding the development of Collaboration Compounds through GSK’s participation in the JRC (and JPT with respect to Project 1), and shall have such other development responsibilities as are set forth in this Agreement or are mutually agreed by the Parties in writing.

2.6.2                     Target Product Profiles; Lead Declaration Criteria; Candidate Selection Criteria; PoC Compound Criteria. The Parties acknowledge and agree as follows:

(a)                  the Target Product Profile(s), Lead Declaration Criteria  (which Lead Declaration Criteria is subject to approval by GSK prior to the first JRC meeting), Candidate Selection Criteria, and PoC Compound Criteria for Project 1 are attached hereto as Exhibit 2.6.2(a);

(b)                  the Target Product Profile(s), Lead Declaration Criteria, Candidate Selection Criteria, and PoC Compound Criteria for Project 2 are attached hereto as Exhibit 2.6.2(b); and

(c)                  the Target Product Profile(s), Lead Declaration Criteria, Candidate Selection Criteria, and PoC Compound Criteria for Project 3 are attached hereto as Exhibit 2.6.2(c).

2.6.3                     PoC Trial Design. The JRC shall be responsible for the design of all PoC Trials for each Collaboration Compound. Any disputes regarding the design of any PoC Trial,

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including with respect to content and endpoints of such PoC Trial, that are not resolved by the JRC shall be presented to GSK to make the final decision as provided in Section 3.1.4(a). Notwithstanding GSK’s decision-making authority with respect to the PoC Trial design for a given Collaboration Compound, in no event shall Anacor be required to conduct a PoC Trial in which the PoC Trial design includes [***].

2.6.4                     Reports. During the Research Collaboration Term, Anacor and GSK shall provide reasonable progress updates at each Calendar Quarter meeting of the JRC on the status of their respective activities for each Project, [***]. [***] in advance of the applicable JRC meeting. All such exchanges of Information shall be coordinated by the Alliance Managers.

2.6.5                     Evaluation of Lead Declaration, Candidate Selection Activities and PoC Trial Results.

(a)               In the event that Anacor determines that a Collaboration Compound meets the Lead Declaration Criteria, Anacor shall promptly notify GSK in writing of such event and shall provide to the JRC, not less than [***] prior to the next regularly scheduled meeting, a data package containing a reasonably complete set of analysis, results and raw data from the Lead generation and optimization activities for such Collaboration Compound (the “Lead Declaration Report”). The JRC will, at its next regularly scheduled meeting or at an ad hoc meeting scheduled by the JRC (and in any event within [***] after the JRC’s receipt of the Lead Declaration Report), review the Lead Declaration Report to confirm whether the Collaboration Compound meets the Lead Declaration Criteria.

(b)               With respect to [***], in the event that Anacor determines that a Collaboration Compound meets the Candidate Selection Criteria, Anacor shall promptly notify GSK in writing of such event and shall provide to the JRC, not less than [***] prior to the next regularly scheduled meeting, a data package containing a reasonably complete set of analysis, results and raw data from the Candidate Selection Activities for such Collaboration Compound (for the purpose of this Section 2.6.5(b), the “Candidate Selection Activities Report”). The JRC will, at its next regularly scheduled meeting or at an ad hoc meeting scheduled by the JRC (and in any event within [***] after the JRC’s receipt of the Candidate Selection Activities Report), review the Candidate Selection Activities Report to confirm whether the Collaboration Compound meets the Candidate Selection Criteria.

(c)               With respect to [***], in the event that Anacor determines that a Collaboration Compound meets the Candidate Selection Criteria, Anacor shall promptly notify

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GSK in writing of such event and shall provide to the JRC a data package containing all analysis, results and raw data from the Candidate Selection Activities for such Collaboration Compound, and any related correspondence or information received from or sent to any Regulatory Authority relating to such Collaboration Compounds (for the purpose of this Section 2.6.5(c), the “Candidate Selection Activities Report”). Unless otherwise agreed to by the Parties, the JRC will schedule an ad hoc meeting not more than [***] after receipt of any such Candidate Selection Activities Report to review such Candidate Selection Activities Report and determine whether or not such Collaboration Compound meets the applicable Candidate Selection Criteria. If the JRC agrees that the Collaboration Compound meets the Candidate Selection Compound Criteria, GSK shall have a right with respect to Project 1 to exercise its Candidate Selection Option as to such Collaboration Compound pursuant to Section 4.2.

(d)               Following completion of any PoC Trial, in the event that Anacor determines that a Collaboration Compound meets the PoC Compound Criteria, Anacor shall promptly notify GSK in writing of such event and shall provide to the JRC a data package containing all analysis, results and raw data from the PoC Trial for such Collaboration Compound, and any related correspondence or information received from or sent to any Regulatory Authority relating to such Collaboration Compounds (the “PoC Trial Report”). Unless otherwise agreed to by the Parties, the JRC will schedule an ad hoc meeting not more than [***] after receipt of any such PoC Trial report to review such PoC Trial Report and determine whether or not such Collaboration Compound meets the PoC Compound Criteria. If the JRC agrees that the Collaboration Compound meets the PoC Compound Criteria, GSK shall have a right to exercise its PoC Option as to such Collaboration Compound pursuant to Section 4.2.

2.7                               Material Transfer.

2.7.1                     To facilitate the Research Collaboration, either Party (referred to in Section 1.77 and this Section 2.7 as the “transferring Party”) may, at its sole discretion, provide to the other Party (referred to in this Section 2.7 as the “receiving Party”) certain biological materials or chemical compounds, such as cell-based assays or research tools, but excluding Collaboration Compounds, owned by or licensed to the transferring Party (such materials or compounds provided hereunder are referred to, collectively, as “Materials”) for use by the receiving Party in furtherance of the Research Collaboration pursuant to the Research Plans. All transfers of such Materials by the transferring Party to the receiving Party shall be documented in writing (the “Transfer Record”), which Transfer Record shall set forth the type and name of the Material transferred, the amount of the Material transferred, the date of the transfer of such

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Material and the proposed use of such Material by the receiving Party.

2.7.2                     Except as otherwise provided under this Agreement, all such Materials delivered by the transferring Party to the receiving Party shall remain the sole property of the transferring Party, shall only be used by the receiving Party in furtherance of the Research Collaboration. The receiving Party shall not cause the Materials be used or delivered to or for the benefit of any Third Party without the prior written consent of the transferring Party. Further, the receiving Party shall not use the Materials in research or testing involving human subjects, unless expressly agreed by the transferring Party in writing.

2.7.3                     At the time the transferring Party provides Materials to the receiving Party as provided herein, the transferring Party shall grant, and hereby does grant to the other Party a non-exclusive license under the Material IP Controlled by the transferring Party or its Affiliates to use such Materials for the purpose set forth in the Transfer Record. In any event, Material IP shall not become nor be deemed Collaboration IP.

2.7.4                     The transferring Party shall have sole control over all matters pertaining to the prosecution of Material IP and the defense and enforcement of any Patents included in the Material IP, in each case which Material IP is Controlled by such transferring Party or its Affiliates. In the event that the receiving Party conceives an invention based on its use of any Materials from the transferring Party as provided in the Transfer Record and obtains patent protection therefor, any such patents shall not fall within the Material IP Controlled by the transferring Party or its Affiliates. However, receiving Party shall and hereby grants to the transferring Party a non-exclusive, non-sub-licensable (except as to the transferring Party’s Affiliates), perpetual, worldwide, fully-paid and royalty-free license, under all of the receiving Party’s rights in and to such patents and specifically related know how, to conduct any research, development or commercial activities (either alone or with a collaborator or subcontractor for such purposes) outside the scope of this Agreement.

2.7.5                     THE MATERIALS SUPPLIED BY THE TRANSFERRING PARTY UNDER THIS SECTION 2.7 ARE SUPPLIED “AS IS” AND THE TRANSFERRING PARTY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE MATERIALS DOES NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS OF A THIRD PARTY.

2.7.6                     The receiving Party assumes all liability for damages which may arise from its use, storage or disposal of the Materials. The transferring Party will not be liable to the receiving Party for any loss, claim or demand made by the receiving Party, or made against the receiving Party by any Third Party, due to or arising from the use of the Materials, except to the extent permitted by Law, when caused by the gross negligence or willful misconduct of the transferring Party.

2.8                               Regulatory Matters; Compliance.

2.8.1                     Compliance. Anacor shall conduct all pre-clinical activities and Clinical Trials in good scientific manner, and in compliance in all material respects with all requirements of applicable laws, rules and regulations, and all other applicable requirements of cGMP, good laboratory practice and current good clinical practice.

2.8.2                     Data Integrity.

(a)                                  Anacor acknowledges the importance to GSK of ensuring that the Projects are undertaken in accordance with the following good data management practices:

(i)                          data is being generated using sound scientific techniques and processes;

(ii)                      data is being accurately and reasonably contemporaneously recorded in accordance with good scientific practices by Persons conducting research hereunder;

(iii)                  data is being analyzed appropriately without bias in accordance with good scientific practices; and

(iv)                     data and results are being stored securely and can be easily retrieved.

(b)                                  Anacor agrees that it shall use Diligent Efforts to carry out the Research Collaboration so as to collect and record any data generated therefrom in a manner consistent with the above requirements as set forth in subsection (a) above.

2.8.3                     Ownership. Anacor shall own and maintain all regulatory filings for Collaboration Compounds developed during the Research Collaboration Term pursuant to this Agreement, including all INDs. In the event that any Regulatory Authorities request a teleconference, videoconference, or meeting with Anacor with respect to a particular Collaboration Compound during the Research Collaboration Term, Anacor shall provide GSK with the opportunity to have [***] representative appear as a [***] observer at any such teleconference, videoconference, or meeting. Upon exercise of GSK of an Option with respect to a Collaboration Compound as provided in Section 4.2 or Section 14.5, or upon GSK’s exercise of its rights pursuant to Sections 2.4.2, 4.2.1(e) or 4.2.1(f), Anacor (or its successor in the event

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of a Change of Control Event) shall transfer ownership of such regulatory filings for such GSK Development Compound, including all relevant INDs, to GSK, and provide GSK with copies of such INDs and other regulatory filings, and all pre-clinical and clinical data and results (including pharmacology, toxicology, formulation, and stability studies). Thereafter, GSK (or its Affiliates) shall own and maintain all regulatory filings and Regulatory Approvals for GSK Development Compounds during the Term. In the event that any Regulatory Authorities request a teleconference, videoconference, or meeting with GSK with respect to a particular GSK Development Compound or Product, GSK shall provide Anacor with the opportunity to have [***] representative appear as a [***] observer at any such teleconference, videoconference, or meeting.

2.8.4                     Adverse Event Reporting. Beginning on the Effective Date and continuing until such time, if any, that GSK exercises its Option with respect to a Collaboration Compound as provided in Section 4.2 or Section 14.5, or until such time, if any, that GSK exercises its rights pursuant to Sections 2.4.2, 4.2.1(e) or 4.2.1(f), Anacor shall be responsible for reporting all adverse drug reaction experiences related to such Collaboration Compound in connection with the activities of Anacor under this Agreement to the appropriate Regulatory Authorities in the countries in the Territory in which the Collaboration Compound is being developed, in accordance with the appropriate laws and regulations of the relevant countries and Regulatory Authorities. Anacor shall provide GSK notice of such event within forty-eight (48) hours and provide copies of all reports to GSK as soon as possible prior to  any  filing with a Regulatory Authority. Through the JRC, GSK shall have the right to review from time to time Anacor’s pharmacovigilance policies and procedures. GSK and Anacor agree to cooperate and use good faith efforts to ensure that Anacor’s adverse event database is organized in a format that is compatible with GSK’s adverse event databases.

2.9                               Research Collaboration Costs. Each Party shall bear its own costs in connection with performing Research Collaboration activities. Promptly following [***], and thereafter during the Research Collaboration Term on an annual basis, the Parties shall review their respective commitments for the Research Collaboration  to determine the appropriate level of resources [***] to be contributed in the subsequent year of the Research Collaboration Term, such resources to be determined by mutual agreement of GSK and Anacor. Notwithstanding the foregoing, in no event shall the total resources for all of the Projects be increased or decreased by [***]; provided, however, that following the end of the Research Collaboration Term with respect to a Project, some or all of the resources that were focused on such Project may be repurposed to uses outside the Research Collaboration without violating the foregoing provision.

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2.10                        Subcontracting.  Subject to the terms of this Agreement (including Section 2.4.1(b)(iv) with respect to Anacor), each Party shall have the right to engage Affiliates or Third Party subcontractors to perform certain of its obligations under this Agreement. Any Affiliate or subcontractor to be engaged by a Party to perform a Party’s obligations set forth in the Agreement shall meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity. Notwithstanding the preceding, any Party engaging an Affiliate or subcontractor hereunder shall remain principally responsible and obligated for such activities. In addition, any Party engaging a subcontractor shall in all cases retain or obtain Control of any and all intellectual property created by or used with the relevant Party’s permission by such subcontractor directly related to such subcontracted activity. However, it is understood that, in some cases, it may not be commercially reasonable for such Party to obtain exclusive Control of trade secrets or know-how to be created by such subcontractor. To the extent that such exclusive rights cannot be obtained with respect to any intellectual property from any such subcontractor, prior to entering into such arrangement with such subcontractor, such Party shall bring such matter to the JRC for a determination of whether to enter into such arrangement.

ARTICLE 3

MANAGEMENT OF THE COLLABORATION

3.1                               Joint Research Committee. Promptly and in any event [***], the Parties shall establish a committee (the “Joint Research Committee” or “JRC”) as more fully described in this Section 3.1. The JRC shall have review and oversight responsibilities for all research and development activities performed hereunder, including oversight of the Research Collaboration, in each case as more specifically provided herein. Each Party agrees to keep the JRC informed of its progress and activities under the Research Collaboration.

3.1.1                     Membership. The JRC shall be comprised of three (3) representatives (or such other number of representatives as the Parties may agree) from each of GSK and Anacor. Each Party shall provide the other with a list of its initial members of the JRC no later than thirty (30) days prior to the first scheduled meeting of the JRC. Each Party may replace any or all of its representatives on the JRC at any time upon written notice to the other Party in accordance with Section 14.7 of this Agreement. Each representative of each Party shall have expertise (either individually or collectively) in pharmaceutical drug discovery and development. Any member of the JRC may designate a substitute to attend and perform the functions of that member at any meeting of the JRC. Each Party may, in its reasonable discretion, invite

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non-member representatives of such Party to attend meetings of the JRC as a non-voting participant, subject to the confidentiality obligations of Article 9. The Parties shall designate a chairperson (each, a “Chairperson”) to oversee the operation of the JRC and prepare minutes as set forth in Section 3.1.3, each such Chairperson to serve a twelve (12) month term. The right to name the Chairperson shall alternate between the Parties, with Anacor designating the first such Chairperson.

3.1.2                     Meetings. During the Research Collaboration Term with respect to a Project, the JRC shall meet in person or otherwise [***], and more frequently as the Parties mutually deem appropriate, on such dates, and at such places and times, as provided herein or as the Parties shall agree. Upon conclusion of the Research Collaboration Term with respect to a Project, the JRC shall meet, in person or otherwise, [***] to provide Anacor an update regarding GSK’s efforts under such Project to develop and commercialize GSK Collaboration Compounds (and Products incorporating GSK Development Compounds) and otherwise to perform the responsibilities assigned to it under this Agreement; provided, however, that during the [Royalty Term] for a particular Product, the Parties agree to periodically discuss in good faith the frequency of such ongoing meetings with respect to such Product. Meetings of the JRC that are held in person shall alternate between the offices of the Parties, or such other place as the Parties may agree. The members of the JRC also may convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate. Each Party will bear all expenses it incurs in regard to participating in all meetings of the JRC, including all travel and living expenses.

3.1.3                     Minutes. The Chairperson shall be responsible for preparing and circulating minutes of each meeting of the JRC, setting forth, inter alia, a description, in reasonable detail, of the discussions at the meeting and a list of any actions, decisions or determinations approved by the JRC and a list of any issues to be resolved by the Executive Officers pursuant to Section 3.1.4. Such minutes shall be effective only after approved by both Parties. With the sole exception of specific items of the meeting minutes to which the members cannot agree and which are escalated to the Executive Officers as provided in Section 3.1.4 below, definitive minutes of all JRC meetings shall be finalized no later than thirty (30) calendar days after the meeting to which the minutes pertain. If at any time during the preparation and finalization of the JRC minutes, the Parties do not agree on any issue with respect to the minutes, such issue shall be resolved by the escalation process as provided in Section 3.1.4. The decision resulting from the escalation process shall be recorded by the Chairperson in amended finalized minutes for said meeting.

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3.1.4                     Decisions. Except as otherwise provided herein, all decisions of the JRC shall be made by consensus, with each Party having collectively one (1) vote in all decisions. In the event that the JRC is unable to reach a consensus decision [***] after it has met and attempted to reach such decision, then either Party may, by written notice to the other, have such issue referred to [***], or such other person holding a similar position designated by Anacor from time to time, and [***], or such other person holding a similar position designated by GSK from time to time (collectively, the “Executive Officers”), for resolution. The Executive Officers shall meet promptly to discuss the matter submitted and to determine a resolution. If the Executive Officers are unable to determine a resolution in a timely manner, which shall in no case be more than [***] after the matter was referred to them, the issue shall be resolved as follows:

(a)               GSK shall have final decision-making authority with respect to any disputes concerning (i) the establishment of the PoC Compound Criteria; (ii) whether the PoC Compound Criteria have been satisfied by a particular Collaboration Compound; and/or (iii) subject to Section 2.6.3, the design, content, and endpoints of a PoC Trial, in each case of (i), (ii) and (iii) without the requirement that such dispute first be presented to a Third Party expert as provided in Section 3.1.4(b) or subject to further review pursuant to Section 14.1.

(b)               Except as set forth in Section 3.1.4, the disputed issue shall be submitted to a mutually agreed Third Party expert, who will be required to make a decision on such issue within [***] after submission. The decision of such expert shall be binding on the Parties without further review pursuant to Section 14.1. The Parties shall [***] the costs of such expert.

3.1.5                     Responsibilities. The JRC shall perform the following functions, some or all of which may be addressed directly at each meeting of the JRC:

(a)               review and coordinate all of the Parties’ activities under a Project during the Research Collaboration Term for such Project;

(b)               subject to approval of both Parties, review, comment on, and approve additional Target Product Profiles for the Projects, as such additional Target Product Profiles may be proposed from time to time by the Parties, and amend existing Target Product Profiles for the Projects, provided that in any case a decision by a Party shall not be subject to the dispute resolution process set forth in Section 3.1.4;

(c)               review the progress of each Project against the applicable

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Research Plan;

(d)               prepare, review, modify, update and approve the PoC Trial designs, which shall be subject to the dispute resolution procedure set forth in Section 2.6.3;

(e)               review, comment on, and approve the Research Plan for each Project;

(f)                 confirm that a Collaboration Compound has satisfied the Lead Declaration Criteria, Candidate Selection Criteria, or PoC Compound Criteria;

(g)              serve as an information transfer vehicle to facilitate the discussion of Development and commercialization of GSK Development Compounds and Products;

(h)              discuss and attempt to resolve any deadlock issues submitted to it by any Subcommittee, in accordance with the procedures established in Section 3.1.4; and

(i)                 such other responsibilities as may be assigned to the JRC pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

For clarity, the JRC shall not have any authority beyond the specific matters set forth above in this Section 3.1.5, and in particular shall not have any power to amend or modify the terms or provisions of this Agreement. In addition, GSK (and not Anacor or the JRC) shall have the sole right to make decisions in its sole discretion with respect to (i) the exercise of an Option; or (ii) the development and commercialization of GSK Development Compounds (and resultant Products) after exercise by GSK of an Option with respect thereto.

3.1.6                     Anacor Right to Withdraw. Anacor shall have the right to withdraw from participation on the JRC at any time after the sixth (6th) anniversary of the Effective Date upon written notice to GSK. Upon withdrawal from the JRC, GSK shall have the sole decision-making authority as provided in Section 3.1.4(a) with respect to any matters that would otherwise have been subject to Section 3.1.4(b).

3.1.7                     Subcommittee(s). From time to time, the JRC may establish subcommittees to oversee particular projects or activities, as it deems necessary or advisable (each, a “Subcommittee”). Each Subcommittee shall consist of such number of members as the JRC determines is appropriate from time to time. Such members shall be individuals with expertise and responsibilities in the areas of pre-clinical development, clinical development, patents, process sciences, manufacturing, regulatory affairs, product development and/or product commercialization, as applicable to the stage of development of the project or activity.

3.2                               Joint Patent Subcommittee. [***] after the Effective Date, the JRC shall establish a Subcommittee (the “Joint Patent Subcommittee” or  “JPS”) to be responsible for the coordination of the Parties’ efforts in accordance with Article 8 of this Agreement, including the review and filing of patent applications and assessments of inventorship of inventions created during the Research Collaboration Term. The JPS shall be comprised of an equal number of representatives from each of GSK and Anacor and shall meet on such dates and at such places and times agreed to by the Parties. All decisions of the JPS on matters for which it has responsibility shall be made by consensus, with each Party having collectively one (1) vote in all decisions. In the event that the JPS is unable to reach a consensus decision within [***] after it has met and attempted to reach such decision, then either Party may, by written notice to the other, have such issue submitted to the JRC for resolution in accordance with Section 3.1.4. Each Party will bear all expenses it incurs in regard to participating in all meetings of the JPS, including all travel and living expenses.

3.3                               Joint Project Team.  [***] after the Effective Date, the JRC shall establish a Subcommittee (the “Joint Project Team” or “JPT”) to oversee the conduct of the Research Collaboration with respect to [***]. The JPT shall be comprised of an equal number of representatives from each of GSK and Anacor and shall meet on such dates and at such places and times agreed to by the Parties. All decisions of the JPT on matters for which it has responsibility shall be made by consensus, with each Party having collectively one (1) vote in all decisions. In the event that the JPT is unable to reach a consensus decision within [***] after it has met and attempted to reach such decision, then either Party may, by written notice to the other, have such issue submitted to the JRC for resolution in accordance with Section 3.1.4 and 3.1.4(a). Each Party will bear all expenses it incurs in regard to participating in all meetings of the JPT, including all travel and living expenses.

3.4                               Alliance Managers. Promptly after the Effective Date, each Party shall appoint an individual (who may or may not be an existing member of the JRC) to act as alliance manager for such Party (each, an “Alliance Manager”). Each Alliance Manager shall thereafter be permitted to attend meetings of the JRC as a nonvoting observer (unless such Alliance Manager is a member of the JRC), subject to the confidentiality provisions of Article 9. The Alliance Managers shall be the primary point of contact for the Parties regarding the collaboration activities contemplated by this Agreement and shall facilitate all such activities hereunder including the exchange of Information described in Section 2.6.4. The Alliance Managers shall also be responsible for assisting the JRC in performing its oversight responsibilities. The name and contact information for such Alliance Managers, as well as any replacement(s) chosen by

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Anacor or GSK, in their sole discretion, from time to time, shall be promptly provided to the other Party in accordance with Section 14.7 of this Agreement.

ARTICLE 4

GRANT OF RIGHTS

4.1                             Options.

4.1.1                     Anacor hereby grants to GSK the exclusive right, exercisable at GSK’s sole discretion pursuant to the Options in Section 4.2 below, to elect to include any or all of the following as GSK Development Compounds:

(a)               With respect to [***];

(b)               With respect to [***];

(c)               With respect to [***]; and

(d)               With respect to [***].

4.1.2                     During the Research Collaboration Term, Anacor will not grant to any Third Party rights to any Anacor IP that are inconsistent with or would interfere with the grant of the licenses resulting from the exercise of the Options to GSK hereunder. Subject to Section 5.3.2, any Option exercised by GSK shall be irrevocable.

4.2                             Options.

4.2.1                     Exercise and Expiration of Options.

(a)                                  Subject to Section 4.2.2 and only as to [***] only, within the [***] on which the JRC confirms that a Collaboration Compound satisfies the applicable Candidate Selection Criteria as provided in this Agreement (the “Candidate Selection Option Deadline Period”), GSK may in its sole discretion exercise its exclusive option (the “Candidate Selection Option”) to develop and commercialize such Candidate Selection Compound, [***] related thereto and all other Collaboration Compounds as provided in Section 4.1.1(a)(iii) (collectively,

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the “Candidate Selection Option Compounds”) as GSK Development Compounds by delivering to Anacor a written notice of GSK’s exercise of the Candidate Selection Option prior to the expiration of the Candidate Selection Option Deadline Period, specifying the Candidate Selection Option Compounds for which such Candidate Selection Option is being exercised. Upon GSK’s exercise of its Candidate Selection Option as provided herein, such Candidate Selection Compound (and all other Candidate Selection Option Compounds) shall be deemed GSK Development Compounds, GSK shall have no further Options with respect to [***] and the Research Collaboration Term shall expire with respect to [***]. In the event that GSK does not deliver written notice of exercise of the Candidate Selection Option with respect to such Candidate Selection Compound prior to the expiration of the Candidate Selection Option Deadline Period, the Candidate Selection Option with respect to such Candidate Selection Compound (and all other Candidate Selection Option Compounds) shall expire and such Candidate Selection Compound (and all other Candidate Selection Option Compounds) will continue to be progressed by Anacor under the Research Collaboration pursuant to this Agreement, the Research Plan and as directed by the JRC and JPT. Notwithstanding anything contained herein to the contrary, GSK shall also have a right to exercise the Candidate Selection Option with respect to all Projects and all TPP Subprograms hereunder pursuant to the terms set forth in Section 14.5, even if the JRC has not confirmed that a Collaboration Compound with respect to a Project or TPP Subprogram has achieved the Candidate Selection Criteria. In the event that GSK exercises the Candidate Selection Option pursuant to the terms set forth in Section 14.5, the Leading Compound with respect to such the applicable Project or, in the case of Projects 2 and 4, the applicable TPP Subprogram, shall be deemed to be a Candidate Selection Compound for the purpose of Section 4.1, and “Candidate Selection Option Compounds” shall be defined as such [***] related thereto, and all other Collaboration Compounds as provided in Sections 4.1.1(a)(iii), (b)(iii), (c)(iii) and (d)(iii), as applicable.

(b)                                  Subject to Section 4.2.2 and with respect to [***] after the date on which the JRC confirms that a Collaboration Compound satisfies the applicable PoC Criteria as provided in this Agreement (the “PoC Option Deadline Period”), GSK may in its sole discretion exercise its exclusive option (the “PoC Option”) to develop and commercialize such PoC Compound, [***] related thereto, and all other Collaboration Compounds as provided in Sections 4.1.1(a)(iii), (b)(iii), (c)(iii) and (d)(iii), as applicable (collectively, the “PoC Option Compounds”), as GSK Development Compounds by delivering to Anacor a written notice of GSK’s exercise of the PoC Option prior to the expiration of the PoC Option Deadline Period, specifying the PoC Option Compounds for which such PoC Option is being exercised. Upon GSK’s exercise of its PoC Option as provided herein, (i) such PoC Option Compounds shall be

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deemed GSK Development Compounds, (ii) and GSK shall have no other Options with respect to  Project 1 or 3, as applicable, (iii) GSK shall have no other Options with respect to the TPP Subprogram for which the Option was exercised in Project 2 or 4, as applicable, and (iv) the Research Collaboration Term shall expire with respect to Project 1 or 3, as applicable. In the event that GSK does not deliver written notice of exercise of the PoC Option with respect to such PoC Compound prior to the expiration of the PoC Option Deadline Period, the PoC Option with respect to such PoC Compounds shall expire, Anacor will thereafter have all rights, itself or with or through an Affiliate or Third Party, as provided in Section 5.3.1, to develop and commercialize such PoC Compound as an Anacor Development Compound at Anacor’s sole expense, subject to any applicable milestone and royalty payments set forth in Section 6.6 if GSK grants Anacor the license set forth in Section 5.3.1, and all of the other PoC Option Compounds will continue to be progressed by Anacor under the Research Collaboration as provided in this Agreement, the applicable Research Plan and as directed by the JRC (and  the JPT in the case of Project 1).

(c)                                         For clarity, GSK shall have the right prior to the expiration of the Research Collaboration Term to exercise [***].

(d)                                         Following exercise of an Option, GSK shall have sole responsibility for the further development, manufacturing, and registration of the Collaboration Compounds that became GSK Development Compounds as a result of an Option exercise (including clinical activities and submissions to regulatory agencies) pursuant to the terms of this Agreement.

(e)                                         With respect to Projects 1 and 3, in the event that there are any unexercised Options with respect to such Project(s) upon the expiration of the Research Collaboration Term with respect to such Projects, GSK shall have the right, exercisable in its sole discretion during the [***] after the end of the Research Collaboration Term with respect to such Project(s) and upon prior written notice to Anacor, to elect to have any Collaboration Compounds included in such Project(s) [***], as confirmed by the JRC. In the event that GSK makes the election as provided herein with respect to Project 1 and/or 3 [***].

(f)                                           With respect to each TPP Subprogram for Projects 2 and 4, in the event that there are any unexercised Options with respect to such TPP Subprogram(s) in such Project(s) upon the expiration of the Research Collaboration Term with respect to such Projects GSK shall have the right, exercisable in its sole discretion during the [***] after the end of the Research Collaboration Term with respect to such Project(s) and upon prior written notice to Anacor, to elect to have any Collaboration Compounds included in such TPP Subprogram(s) [***]. In the event that GSK makes the election as provided herein with respect to a TPP

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Subprogram in Project 2 and/or 4 [***].

4.2.2                     HSR and Equivalent Foreign Laws. If GSK reasonably determines in good faith prior to the expiration of the applicable Option Deadline Period that the exercise of any Option by GSK under this Agreement is required to be filed with the Federal Trade Commission (the “FTC”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (15 U.S.C. §18a) (“HSR”) or with equivalent foreign governmental authorities under any similar foreign law, the applicable Option Deadline Period shall be extended automatically by [***] from the original expiration of the applicable Option Deadline Period (the “Option Deadline Extension Period”) in the event that: (i) the HSR (or similar foreign law) initial waiting period is still pending as of the original date of the expiration of the Option Deadline Period; or (ii) a “Second Request” to which GSK intends to respond is received from the FTC (or equivalent foreign authority)  in connection with such filing and clearance has not been granted as of the Option Deadline Period. In the event that HSR (or similar foreign law) clearance has still not been granted as of the expiration of the Option Deadline Extension Period, Anacor and GSK shall promptly meet to discuss in good faith whether an additional extension of the Option Deadline Extension Period is required. In such event, such extension of the Option Deadline Extension Period shall only be effective with the mutual written approval of the Parties, not to be withheld by Anacor if GSK can demonstrate a credible basis to believe, based on documented correspondence from the FTC (or equivalent foreign authority) that such HSR (or similar foreign law) clearance is or will more likely than not be forthcoming. In the event that HSR (or similar foreign law) clearance is not granted upon expiration of the applicable Option Deadline Extension Period, the applicable Option shall be deemed to have expired unexercised.

4.3                             License Grants.

4.3.1                     Research Collaboration.

(a)               GSK hereby grants to Anacor a non-exclusive, non-royalty bearing license under the GSK IP, solely as and to the extent necessary or important to conduct activities for which Anacor is responsible under the Research Plans during the Research Collaboration Term.

(b)               Anacor hereby grants to GSK a non-exclusive, non-royalty bearing license under the Anacor IP, solely as and to the extent necessary or important to conduct activities for which GSK is responsible under the Research Plans during the Research Collaboration Term.

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4.3.2                     Development and Commercialization. Subject to the terms and conditions of this Agreement and upon GSK’s exercise of the relevant Option in accordance with Section 4.2, Anacor shall be hereby deemed to have granted and hereby grants to GSK the exclusive (even as to Anacor) right and license in the Territory, with the right to grant sublicenses, under the Anacor IP to make, have made, use, sell, offer for sale and import the GSK Collaboration Compounds as and into Products in the Field during the Term.

4.4                             Technology Transfer after GSK’s Option Exercise. [***] after GSK exercises its Option for any GSK Development Compounds pursuant to Section 4.2 or Section 14.5, or after GSK’s exercise of its rights under Sections 2.4.2, 4.2.1(e) or 4.2.1(f), Anacor shall deliver to GSK, at no cost to GSK, all Information and material in its possession and Control relating to such GSK Development Compounds. Anacor shall use commercially reasonable efforts with respect to those activities for which it is responsible to ensure orderly transition and uninterrupted development of the GSK Development Compounds. Anacor shall use commercially reasonable efforts to cooperate with GSK to provide GSK, at no cost to GSK, with any other Information relating to such GSK Development Compound as may be developed or identified by Anacor during the Term, to the extent that GSK has a license under this Agreement to such Information.

4.5                             Third Party Licenses.

4.5.1                     Anacor shall be solely responsible for satisfying all costs and payments of any kind (including all upfront fees, annual payments, milestone payments and royalty payments) for any license(s) required from a Third Party for (i) use of any Collaboration Compounds in connection with a Project, or (ii) the use of Anacor’s proprietary boron chemistry platform technology as contemplated hereunder for the discovery, research, manufacture or use of Collaboration Compounds or Targets in a Project, in either case prior to the expiration of the Research Collaboration Term with respect to such Project. In addition, Anacor shall be solely responsible for satisfying all costs and payments of any kind (including all upfront fees, annual payments, milestone payments and royalty payments) for any license from a Third Party to Anacor that exists as of the Effective Date. Notwithstanding anything to the contrary herein, this Section 4.5.1 does not apply to any license from a Third Party to GSK that exists as of the Effective Date, and GSK (and not Anacor) shall be solely responsible for satisfying all costs and payments of any kind thereunder.

4.5.2                     If GSK determines that it needs to obtain one or more licenses from one or more Third Parties (other than any license described in Section 4.5.1) to manufacture or

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commercialize any GSK Development Compound, GSK shall inform Anacor. Anacor shall have the first right to obtain such license(s). In the event that Anacor obtains such a license, any Patents and/or Know-How licensed to Anacor under such license shall be deemed to be Anacor Collaboration IP, and all costs and expenses incurred by Anacor under such license(s) shall be [***] by Anacor and GSK. In the event that Anacor decides not to pursue such license(s), GSK may do so. To the extent a license obtained by GSK pursuant to this Section 4.5.2 is a Necessary License, GSK shall be entitled to the credit set forth in Section 6.5.3(c).

4.5.3                     Except as set forth in Sections 4.5.1 and 4.5.2, GSK shall be [***] responsible for obtaining any licenses from Third Parties that GSK determines, in its sole discretion, are required in order to lawfully research, develop, manufacture, and commercialize GSK Development Compounds and Products in the Field in the Territory. GSK shall be [***] responsible for any costs associated with such licenses, subject to the royalty adjustment set forth in Section 6.5.3(c), if applicable.

ARTICLE 5

POST-RESEARCH COLLABORATION ACTIVITIES

5.1                             GSK Development and Commercialization. Following exercise of an Option with respect to GSK Development Compounds for a Project, GSK, either itself and/or by and through its Affiliates, Sublicensees or contractors, shall be responsible for all development, manufacturing, marketing, advertising, promotional, launch and sales activities in connection with the marketing of such GSK Development Compounds and Products containing same. Except as set forth in Sections 4.4 and 4.5, all costs associated with such activities shall be borne solely by GSK.

5.2                             GSK Diligence. Following GSK’s exercise of an Option with respect to GSK Development Compounds for a Project, GSK shall use Diligent Efforts to develop and commercialize such GSK Development Compounds.

5.3                             Anacor Development Compounds.

5.3.1                     Option Expiration. In the event that the PoC Option Deadline Period expires without GSK having exercised its PoC Option with respect to a particular PoC Compound, Anacor shall have the exclusive right, at its sole discretion, to develop such PoC Compound in the Territory in the Field as an Anacor Development Compound and a Product,

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alone or with any Third Party or through any Sublicensee. GSK will have no further obligations to make milestone payments to Anacor for such Anacor Development Compound. Upon a written request from Anacor, GSK hereby grants to Anacor, conditional upon Anacor’s request within [***] following the expiration of such PoC Option Deadline Period, a non-exclusive license, with the right to grant sublicenses, under the GSK IP for the use, manufacture, sale or commercialization of such Anacor Development Compound, to further develop and commercialize such Anacor Development Compound as a Product in the Territory in the Field. Solely in the event that Anacor requests and receives such license from GSK, Anacor shall owe to GSK the applicable milestone and royalty payments set forth in Article 6 for such Anacor Development Compound. In the event that Anacor does not request, within [***] following the expiration of such PoC Option Deadline Period, a non-exclusive, sublicensable license under the GSK IP as provided herein, GSK shall be free to grant to any Third Party rights under the GSK IP for the use, manufacture, sale or commercialization of such Anacor Development Compound.

5.3.2                     GSK Development Termination. After exercising an Option with respect to a particular set of GSK Development Compounds (i.e., a particular Collaboration Compound, Back-Up Compounds related thereto, and in the case of Project 1, Follow-On Compounds related thereto), GSK may, at its sole discretion and without any penalty or liability, terminate its development or commercialization of the GSK Development Compounds for a Project upon written notice to Anacor. In such event: (a) all licenses in and to the Anacor IP for such GSK Development Compounds granted to GSK by Anacor shall be immediately terminated, and (b) GSK (i) hereby grants, conditional upon the occurrence of such termination, an exclusive license, with the right to grant sublicenses, to Anacor under GSK IP for the use, manufacture, sale or commercialization of such Anacor Development Compound to further develop and commercialize such Anacor Development Compound as a Product in the Territory in the Field, (ii) shall transfer to Anacor, as soon as reasonably practicable after such termination, all Information and material in its possession and Control with respect to such Anacor Development Compound, and (iii) shall assign to Anacor any regulatory filings related to such Anacor Development Compound. In the event of such termination, Anacor shall owe to GSK the applicable milestone and royalty payments set forth in Article 6 for such Anacor Development Compound.

5.4                             Safety Data Exchange. The Parties shall negotiate in good faith a safety data exchange agreement with respect to a Product promptly following the earlier of (a) exercise of an Option with respect to such Product, or (b) notice from a Party not then conducting clinical studies of plans to initiate a clinical study with respect to such Product. The safety data

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exchange agreement shall facilitate management of safety for all Products covered under such agreement in accordance with standards which are no less stringent than in the ICH guidelines such that the Parties would be able to comply with all regulatory and legal requirements regarding the management of safety data by providing for the exchange of relevant information in appropriate format within applicable timeframes.

ARTICLE 6

MILESTONES AND ROYALTIES; PAYMENTS

6.1                             Upfront Payment. GSK shall pay to Anacor a non-refundable, non-creditable payment of Twelve Million Dollars ($12,000,000) within [***] after receipt of an invoice from Anacor.

6.2                             Purchase of Stock. Upon Anacor’s request, GSK shall purchase a total of Ten Million Dollars ($10,000,000) of Anacor equity in the first round of financing by Anacor after the Effective Date that is either (a) an initial public offering or (b) a private equity offering led by an independent investor and in which GSK’s investment is less than fifty (50%) of the total funding in the financing with rights (other than board representation and visitor rights) that are pari passu with the investors in such financing. Such purchase and issuance of Anacor equity shall be subject to the terms of a mutually agreed separate stock purchase agreement and other agreements and related documents executed pursuant thereto. In the event of a registered public offering, including an initial public offering, GSK agrees that any shares purchased pursuant to the equity commitment hereunder that are not part of the initial public offering shall be subject to the same lock-up and underwriter offering limitations required of the other stockholders of Anacor. In the event of a private offering, GSK agrees that any shares purchased pursuant to the equity commitment hereunder shall be parri passu with other preferred shareholders purchasing in the same offering as GSK.

6.3                             Development Milestones Payable by GSK to Anacor.

6.3.1                     Project 1. GSK shall make the non-refundable, non-creditable milestone payments to Anacor that are set forth below in either Section 6.3.1(a) or Section 6.3.1(b), as applicable, upon occurrence of the corresponding milestone event with respect to a Collaboration Compound resulting from Project 1. Such payments shall be subject to the additional terms and conditions set forth in Sections 6.3.1(c), 6.3.5, 6.8, 6.10 and 6.12.

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(a)               Candidate Selection Option. The following milestones shall apply in the event that GSK exercises the Candidate Selection Option with respect to a Collaboration Compound resulting from Project 1.

Event	Payment
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(b)               PoC Option. The following milestones shall apply in the event that GSK exercises the PoC Option with respect to a Collaboration Compound resulting from Project 1.

Event	Payment
[***]

(c)               Clarification. [***]

6.3.2                     Project 2. GSK shall make the non-refundable, non-creditable milestone payments to Anacor that are set forth below in either Section 6.3.2(a) or Section 6.3.2(b) as applicable, upon occurrence of the corresponding milestone event with respect to a Collaboration Compound resulting from Project 2. Such payments shall be subject to the additional terms and conditions set forth in Sections 6.3.2(c), 6.3.2(d), 6.3.5, 6.8, 6.10 and 6.12.

(a)               Candidate Selection Option. The following milestones shall apply in the event that GSK exercises the Candidate Selection Option with respect to a Collaboration Compound resulting from a TPP Subprogram in Project 2. For clarity, the Candidate Selection Option milestone payments shall only apply pursuant to Section 14.5.

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Event	Payment
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(b)               PoC Option. The following milestones shall apply in the event that GSK exercises the PoC Option with respect to a Collaboration Compound resulting from a TPP Subprogram in Project 2.

Event	Payment
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(c)               Clarification. [***]

(d)               Milestone Payment Reduction. The milestones in Section 6.3.2(a) and 6.3.2(b) above assume that the Collaboration Compound, GSK Development Compound or Product that incorporates a GSK Development Compound has a [***].

Target Product Profile	Milestone Reduction
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6.3.3                     Project 3. GSK shall make the non-refundable, non-creditable milestone payments to Anacor that are set forth below in either Section 6.3.3(a) or Section 6.3.3(b), as applicable, upon the occurrence of the corresponding milestone event with respect to a Collaboration Compound resulting from Project 3. Such payments shall be subject to the additional terms and conditions set forth in Sections 6.3.3(c), 6.3.3(d), 6.3.5, 6.8, 6.10 and 6.12.

(a)               Candidate Selection Option. The following milestones shall apply in the event that GSK exercises the Candidate Selection Option with respect to a Collaboration Compound resulting from Project 3. For clarity, the Candidate Selection Option

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milestone payments shall only apply pursuant to Section 14.5.

Event	Payment
[***]

(b)               PoC Option. The following milestones shall apply in the event that GSK exercises the PoC Option with respect to a Collaboration Compound resulting from Project 3.

Event	Payment
[***]

(c)               Clarification. [***]

(d)               Milestone Payment Reduction. Notwithstanding anything to the contrary in Section 6.3.3(c) above, [***].

6.3.4                     Project 4. GSK shall make the non-refundable, non-creditable milestone payments to Anacor that are set forth below in either Section 6.3.4(a) or Section 6.3.4(b), as applicable, upon the occurrence of the corresponding milestone event with respect to a Collaboration Compound resulting from Project 4. Such payments shall be subject to the additional terms and conditions set forth in Sections 6.3.4(c) (if applicable), 6.3.4(d) (if applicable), 6.3.4(e) (if applicable), 6.3.5, 6.8, 6.10 and 6.12.

(a)               Candidate Selection Option. The following milestones shall apply in the event that GSK exercises the Candidate Selection Option with respect to a Collaboration Compound resulting from Project 4. For clarity, the Candidate Selection Option milestone payments shall only apply pursuant to Section 14.5.

[***]  THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Event	Payment
[***]

(b)               PoC Option. The following milestones shall apply in the event that GSK exercises the PoC Option with respect to a Collaboration Compound resulting from Project 4.

Event	Payment
[***]

(c)               Clarification. [***]

(d)               Milestone Payment Reduction. The milestones in Section 6.3.4(a) and 6.3.4(b) above assume that the [***].

Target Product Profile	Milestone Reduction
[***]

(e)               Anti-viral Target. In the event that the Designated Target is an anti-viral target, the milestone amounts set forth in this Section 6.3.4 shall be the same as the milestone amounts that would have been applicable had the relevant Collaboration Compound, GSK Development Compound or Product that incorporates a GSK Development Compound been [***].

6.3.5                     Milestone Event Definitions.

(a)               The phrase [***] as used in this Article 6 means the date on which [***].

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(b)               The phrase [***] as used in this Article 6 means the date on which [***].

(c)               The phrase [***] as used in this Article 6 means with respect to [***], the date on which GSK sends written notice to Anacor that GSK is [***], in accordance with Section 4.2.1(a).

(d)               The phrase [***] as used in this Article 6 means the date on which Anacor or its Affiliate or Sublicensee or GSK or its Affiliate or Sublicensee, as applicable, receives written notice from the [***] or its Affiliate or Sublicensee or by or on behalf of GSK or its Affiliate or Sublicensee, as applicable, to commercialize the [***] that incorporates a particular Anacor Development Compound or GSK Development Compound, as applicable, in the Field in the [***].

(e)               The phrase [***] as used in this Article 6 means the date by which GSK or its Affiliate or Sublicensee has received (i) written notice from [***].

(f)                 The phrase [***] as used in this Article 6 means the date on which GSK receives written notice from [***].

6.4                               Commercialization Milestones. GSK shall pay to Anacor, [***].

Event	Payment
[***]

6.5                               Royalties.

6.5.1                     Project 1. Subject to Section 6.5.3, 6.9, 6.10 and 6.12, with respect to Products containing GSK Development Compounds arising solely out of Project 1, GSK shall pay to Anacor [***] in the Territory at the royalty rates as set forth in the table below. The applicable royalty rates for a particular Product shall depending on whether GSK elected the GSK Development Compound contained in such Product by exercising a Candidate Selection Option or a PoC Option.

[***]  THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Annual Net Sales in the Territory	Royalty Rate – [***] Option (1)	Royalty Rate – [***] Option
[***]

6.5.2                     Projects 2, 3 and 4. Subject to Section 6.5.3, 6.9, 6.10 and 6.12, with respect to Products containing GSK Development Compounds arising out of Project 2, Project 3 or Project 4, GSK shall pay to Anacor [***] in the Territory at the royalty rates as set forth in the table below. The applicable royalty rates for a particular Product shall depend on whether GSK elected the GSK Development Compound contained in such Product by exercising a Candidate Selection Option or a PoC Option.

Annual Net Sales in the Territory	Royalty Rate – [***] Option (1)	Royalty Rate – [***] Option
[***]

6.5.3                     Royalty Adjustments.

(a)               Know-How Royalty. If, on a country-by-country and Product-by-Product basis, there is no Valid Claim of an issued Patent Controlled by Anacor or Controlled jointly by GSK and Anacor that in either case covers [***] the GSK Development Compound included in such Product, either at the time of First Commercial Sale or anytime thereafter, then GSK shall have no obligation to pay to royalties on Net Sales of such Product in such country at the royalty rates set forth in Sections 6.5.1 or 6.5.2, but rather, subject to Section 6.5.3(b), GSK shall pay to Anacor a know-how royalty on Net Sales of such Product in such country at a royalty rate [***] as set forth in the tables in Sections 6.5.1 and 6.5.2 above.

(b)               Royalty Reduction for Competition. If at any such time that a Generic Product having the same or substantially the same active ingredient as a Product incorporating the GSK Development Compound enters the market in a given country, and such Generic Product(s) accounts for [***] of Product and Generic Product in the given country, the royalty rates set forth in Sections 6.5.1, 6.5.2, or 6.5.3, as applicable, shall be [***].

[***]  THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

(c)               Necessary Licenses. If a Patent or Patents of a Third Party should exist in any country during the Term covering the composition of matter or manufacture of a GSK Development Compound, or the use of a GSK Development Compound in the Field, and GSK determines in good faith and in its sole discretion that it would be impractical or impossible for GSK or any Affiliate manufacture or commercialize such GSK Development Compound without obtaining a royalty bearing license from such Third Party under such Patent or Patents in a particular country (a “Necessary License”), then GSK shall be entitled to a credit, against the any royalty payments due to Anacor upon sales of a Product containing such GSK Development Compound in such country, of an amount [***] to a Third Party under such Necessary License based upon the sales of such Product in such country, such credit not to [***] that would otherwise be due to Anacor on Net Sales of such Product.

6.5.4                     Royalty Term. The royalties due under Section 6.5.1 or 6.5.2 with respect to a Product, even if reduced as provided in Section 6.5.3(b) or (c), shall commence upon the First Commercial Sale of such Product in a particular country in the Territory and will expire on a country-by-country basis upon the expiration in such country of the last to expire Valid Claim of an issued Patent Controlled by Anacor or Controlled jointly by GSK and Anacor [***] the GSK Development Compound included in such Product. The royalties due under Section 6.5.3(a) with respect to a Product, even if reduced as provided in Section 6.5.3(b) or (c), shall commence on a country-by-country basis upon the expiration in such country of the last to expire Valid Claim of an issued Patent Controlled by Anacor or Controlled jointly by GSK and Anacor [***] the GSK Development Compound included in such Product or, if no such Valid Claim exists at the time of First Commercial Sale in a particular country in the Territory, upon the First Commercial Sale of such Product in such country, and such royalties due under Section 6.5.3(a) with respect to such Product shall continue thereafter; provided, however, that in no event GSK shall have any obligation to pay a royalty to Anacor as provided in Section 6.5.3(a) during the period that is [***] in such country. The period during which GSK is paying any royalty to Anacor as provided in this Section 6.5 is referred to in this Agreement as the “Royalty Term”).

6.6                               Payments by Anacor – No Exercise of Option by GSK. With respect to any Collaboration Compound that becomes an Anacor Development Compound upon GSK’s failure to exercise its Option with respect thereto and that Anacor elects to develop and/or commercialize pursuant to license granted by GSK (at Anacor’s request) under the GSK IP pursuant to Section 5.3.1,  Anacor shall pay the following milestone and royalty payments set forth in Sections 6.6.1 and 6.6.2 as consideration for such license.

6.6.1                     Development Milestones. Anacor shall make each of the following

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one-time, non-refundable, non-creditable milestone payments to GSK that are set forth below following the first achievement of the corresponding milestone event with respect to the first (1st) Product that incorporates an Anacor Development Compound. Such payments shall be subject to the terms and conditions set forth in Section 6.3.5, 6.8, 6.10 and 6.12.

Event	Payment
[***]

6.6.2                     Royalties. For the period specified below and subject to Section 6.3.5, 6.6.3, 6.9, 6.10 and 6.12, Anacor shall pay to GSK [***] incorporating an Anacor Development Compound, at the following royalty rates:

(a)               [***] if the Anacor Development Compound incorporated in such Product arose out of Project 1; and

(b)               [***] for all other Products.

Royalties due under this Section 6.6.2 with respect to a Product incorporating an Anacor Development Compound shall commence upon [***] of such Product in a particular country in the Territory and will expire on a country-by-country basis upon the expiration in such country of the last to expire Valid Claim of an issued Patent Controlled by GSK or Controlled jointly by GSK and Anacor that [***] the Anacor Development Compound included in such Product.

6.6.3                     Royalty Adjustment. If, in a particular country, there is no Valid Claim of an issued Patent Controlled by GSK or Controlled jointly by GSK and Anacor that [***] the Anacor Development Compound included in the Product either at the time of First Commercial Sale or anytime thereafter, then the royalty rate to be paid by Anacor to GSK on Net Sales of such Product in such country shall be [***]; provided, however, that in no event Anacor shall have any obligation to pay a royalty to GSK as provided in this Section 6.6.3 during the period that is more than [***] in such country.

6.7                               Payments by Anacor – Post-Option Termination by GSK. With respect to any GSK Development Compound that becomes an Anacor Development Compound upon GSK’s termination of its rights with respect to such GSK Development Compound following Option

[***]  THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

exercise and that Anacor elects to develop and/or commercialize under the license granted by GSK (at Anacor’s request) pursuant to Section 5.3.2, Anacor shall owe the payments set forth in Sections 6.7.1 and 6.7.2 as consideration for such license.

6.7.1                     Development Milestones.

(a)               If GSK terminated development of a GSK Development Compound that is now such Anacor Development Compound [***] with respect thereto, [***].

(b)               If GSK terminated development of a GSK Development Compound that is now such Anacor Development Compound [***] with respect thereto but [***] with respect thereto, Anacor shall make each of the following one-time, non-refundable, non-creditable milestone payments to GSK after first achievement of the corresponding milestone event with respect to such first (1st) Product that incorporates such Anacor Development Compound. Such payments shall be subject to the terms and conditions set forth in Section 6.3.5, 6.8, 6.10 and 6.12.

Event	Payment
[***]

(c)               If GSK terminated development of a GSK Development Compound that is now such Anacor Development Compound [***] with respect thereto, Anacor shall make each of the following one-time, non-refundable, non-creditable milestone payments to GSK after first achievement of the corresponding milestone event with respect to the first (1st) Product that incorporates such Anacor Development Compound. Such payments shall be subject to the terms and conditions set forth in Section 6.3.5, 6.8, 6.10 and 6.12.

Event	Payment
[***]

6.7.2                     Royalties. For the period specified below and subject to Section 6.3.5,

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6.7.3, 6.9, 6.10 and 6.12, Anacor shall pay to GSK a [***] incorporating any such Anacor Development Compound, at the following royalty rates:

(a)               [***] if GSK terminated development of the GSK Development Compound that is now such Anacor Development Compound [***] with respect thereto;

(b)               [***] if GSK terminated development of the GSK Development Compound that is now such Anacor Development Compound [***] with respect thereto but [***] with respect thereto; and

(c)               [***] if GSK terminated development of the GSK Development Compound that is now such Anacor Development Compound [***] with respect thereto.

Royalties due under this Section 6.7.2 with respect to a Product incorporating an Anacor Development Compound shall commence upon [***] in a particular country in the Territory and will expire on a country-by-country basis upon the expiration in such country of the last to expire Valid Claim of an issued Patent Controlled by GSK or Controlled jointly by GSK and Anacor that [***] the Anacor Development Compound included in such Product.

6.7.3                     Royalty Adjustment. If, in a particular country, there is no Valid Claim of an issued Patent Controlled by GSK or Controlled jointly by GSK and Anacor that [***] of the Anacor Development Compound included in the Product either at the time of First Commercial Sale or anytime thereafter, then the royalty rate to be paid by Anacor to GSK on Net Sales of such Product in such country shall be reduced as follows; provided, however , that in no event GSK shall have any obligation to pay a royalty to Anacor as provided in this Section 6.7.3 during the period that is [***] in such country:

(a)               [***] if GSK terminated development of a GSK Development Compound that is now such Anacor Development Compound [***] with respect thereto;

(b)               [***] if GSK terminated development of such Anacor Development Compound [***] with respect thereto but [***] with respect thereto;

(c)               [***] if GSK terminated development of such Anacor Development Compound [***] with respect thereto.

[***]  THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

6.8                               Reports and Payment of Milestones. Anacor shall notify GSK in writing promptly, but in no event later than [***], after each achievement of (a) the [***] milestone set out in Section 6.3 that triggers a milestone payment as set forth in Section 6.3 (to the extent achieved by Anacor or its Affiliate or Sublicensee), and (b) each milestone event set forth in Sections 6.6 and 6.7. GSK shall notify Anacor in writing promptly, but in no event later than [***], after the achievement of all other milestones in Section 6.3. GSK shall pay the appropriate milestone payments due for [***] or [***] as set forth in Section 6.3 within [***] after it notifies Anacor that it has exercised the applicable Option, as provided in Section 4.2, and GSK shall pay all other milestone payments due within [***] after receipt of an invoice therefore from Anacor following the achievement of the corresponding milestone event (or [***] in the case of the milestone described in Section 6.8(a)). Anacor shall pay the appropriate milestone payment as set forth in Sections 6.6 and 6.7 within [***] after receipt of an invoice therefor from GSK following the achievement of the corresponding milestone event.

6.9                               Reports; Royalty Payments. Until the expiration of a Party’s royalty obligations under this Article 6, such Party agrees to make written reports to the other Party within [***] after the end of each Calendar Quarter covering all sales of Products in the Territory by such Party, its Affiliates and Sublicensees for which invoices were sent during such Calendar Quarter, each such written report in reasonable detail as available to such Party stating for the period in question:  (a) the total Net Sales for each Product (including an itemization of the deductions applied to such gross sales to derive such Net Sales); and (b) a calculation of the amount of royalty payment due on such Net Sales pursuant to Article 6. The information contained in each report under this Section 6.9 shall be considered Confidential Information of the Party providing the report. Concurrent with the delivery of each such report, the Party delivering such report shall make the royalty payment due the other Party under Article 6 for the Calendar Quarter covered by such report. In the case of transfers or sales of any Product between the royalty-paying Party and an Affiliate or Sublicensee of such Party, a royalty shall be payable only with respect to the sale of such Product to an independent Third Party not an Affiliate or sublicensee of the seller.

6.10                        Methods of Payments. All payments due from one Party (the “Payor”) to the other Party (the “Payee”) under this Agreement shall be paid in Dollars by wire transfer to a bank in the United States designated in writing by Anacor.

6.11                        Accounting. Payor agrees to keep full, clear and accurate records for a maximum period of [***] after the relevant payment is owed pursuant to this Agreement, setting forth the sales and other disposition of Product sold or otherwise disposed of in sufficient detail to enable

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royalties and compensation payable to the Payee hereunder to be determined. Payor further agrees, upon not less than [***] prior written notice, to permit the books and records relating to such [***] period to be examined by an independent accounting firm selected by Payee and reasonably acceptable to Payor for the purpose of verifying reports provided by Payor under Section 6.9. Such audit shall not be performed more frequently than once per calendar year and shall be conducted under appropriate confidentiality provisions, for the sole purpose of verifying the accuracy and completeness of all financial, accounting and numerical information and calculations provided under this Agreement. Such examination is to be made at the expense of Payee, except in the event that the results of the audit reveal an underpayment of royalties, milestones, or other payments to Payee under this Agreement of [***] for more over the period being audited, in which case reasonable audit fees for such examination shall be paid by Payor. When calculating Net Sales, the amount of such sales in foreign currencies shall be converted into Dollars using the standard methodologies employed by Payor for consolidation purposes. Payor shall provide reasonable documentation of the calculation and reconciliation of the conversion figures on a country-by-country basis as part of its report of Net Sales for the period covered under the report.

6.12                        Taxes. If a law or regulation of any country of the Territory requires withholding of taxes of any type, levies or other charges with respect to any amounts payable hereunder to Payee, Payor shall promptly pay such tax, levy, or charge for and on behalf of Payee to the proper governmental authority, and shall furnish Payee with documentation of such payment. Payor shall have the right to deduct any such tax, levy or charge actually paid from payment due Payee or be promptly reimbursed by Payee if no further payments are due Payee. Payor agrees to assist Payee in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted. The recipient of any transfer under this Agreement of Patents, Information, Collaboration Compounds, or Products, as the case may be, shall be solely responsible for any sales, use, value added, excise or other taxes applicable to such transfer.

6.13                        Late Payments. Any amount owed by Payor to Payee under this Agreement that is not paid within the applicable time period set forth herein shall accrue interest at the rate of two percent (2%) above the then-applicable prime commercial lending rate of Citibank, N.A., San Francisco, California, or, if lower, the highest rate permitted under applicable law.

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ARTICLE 7

EXCLUSIVITY

7.1                               Anacor Exclusivity.

7.1.1                     GSK Development Compounds. Except pursuant to this Agreement, during the Term, Anacor shall not, either alone or with or for any Third Party, conduct any research, development, manufacturing, or commercialization activities with respect to any GSK Development Compound.

7.1.2                     Collaboration Compounds. Except pursuant to this Agreement, during the [***] after the Effective Date, Anacor shall not, either alone or with or for any Third Party, research, optimize, develop, or commercialize (a) any Collaboration Compound in such Project that is not an Anacor Development Compound or any Product that incorporates such a Collaboration Compound, or (b) any compound directed against a Target for such Project against which a Collaboration Compound that is not an Anacor Development Compound is directed. For clarity, this Section 7.1.2 shall not be construed as prohibiting Anacor, either alone or with or for any Third Party, from researching, developing or commercializing an Anacor Development Compound in the Field in the Territory.

7.1.3                     Exceptions. Notwithstanding the foregoing in this Section 7.1, Anacor shall have the right to perform the following activities, either alone or with or for a Third Party:

(a)               Research, develop, manufacture, or commercialize compounds directed [***]. GSK hereby grants to Anacor, a non-exclusive license, with the right to grant sublicenses, under the GSK IP solely for the use, manufacture, sale or commercialization of such [***] product, to further develop and commercialize such [***] product in the Territory. For clarity, as used in this Section 7.1.3(a), the term [***].

(b)               Research, develop, manufacture, or commercialize compounds (other than GSK Development Compounds) directed against [***], including AN2690 and AN2718 (and any of their respective metabolites and prodrugs, or any acid forms, base forms, esters, salts, stereoisomers, racemates, tautomers and polymorphs of any of the foregoing);

(c)               Conduct chemistry research against any target that, at the time Anacor initiates research on such target, is not a Target; and

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(d)               Continue research, and develop, manufacture, and commercialize compounds (other than GSK Development Compounds) directed against any target referenced in Section 7.1.3(c), and Anacor may grant a Third Party a license to such compounds for any purpose, including indications in the treatment of human disease, provided that Anacor does not initiate or conduct such research using any of GSK’s Confidential Information or any Information generated pursuant to this Agreement.

7.2                               GSK Exclusivity.

7.2.1                     Collaboration Compounds. Subject to Section 7.2.2, during [***] the Effective Date, GSK shall not, either alone or with or for any Third Party, research, optimize, develop, or commercialize (a) any Collaboration Compound from Project 2 that is not a GSK Development Compound or any product that incorporates such a Collaboration Compound, or (b) [***].

7.2.2                     Exceptions.

(a)               Section 7.2.1(b) shall not apply with respect to any compounds that are independently developed by GSK, where “independently developed” means that GSK has in-licensed from a Third Party or developed such compound without the use of any Confidential Information of Anacor or using any Information developed under this Agreement.

(b)               Notwithstanding the foregoing in this Section 7.2, GSK shall have the right to conduct non-clinical research, either alone or with or for a Third Party, with respect to any compound described in Section 7.2.1(a) or 7.2.1(b) following the third (3rd) anniversary of GSK’s exercise of the PoC Option with respect to a GSK Development Compound arising out of Project 2, but only so long as GSK continues to use Diligent Efforts to develop and commercialize such GSK Development Compound as described in Section 5.2.

7.2.3                     GSK Activities. For clarity, except as expressly stated in this Section 7.2, GSK may, either alone or with or for any Third Party, research, optimize, develop and/or commercialize any compound directed against the Targets.

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ARTICLE 8

OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS

8.1                               Ownership.

8.1.1                     Solely-Owned Intellectual Property. Anacor shall retain all of its rights, title and interest in and to the Anacor IP, and GSK shall retain all of its rights, title and interest in and to the GSK IP, except to the extent that any rights or licenses are expressly granted by one Party to the other Party under this Agreement.

8.1.2                     Collaboration IP. GSK shall be the sole owner of any Collaboration IP discovered, developed, invented or created solely by or on behalf of GSK personnel, and GSK shall retain all of its rights, title and interest thereto, except to the extent that any rights or licenses are expressly granted thereunder by GSK to Anacor under this Agreement. Anacor shall be the sole owner of any Collaboration IP discovered, developed, invented or created solely by or on behalf of Anacor personnel, and Anacor shall retain all of its rights, title and interest thereto, except to the extent that any rights or licenses are expressly granted thereunder to GSK under this Agreement. Any Collaboration IP that is discovered, developed, invented or created jointly by or on behalf of GSK and Anacor shall be owned jointly by GSK and Anacor, and all rights, title and interest thereto shall be jointly owned by the Parties, except to the extent that any exclusive rights or licenses are expressly granted to a Party under this Agreement. Except as expressly provided in this Agreement, neither Party shall have any obligation to account to the other for profits, or to obtain any consent of the other Party to license or exploit patented jointly-owned subject matter, by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting.

8.2                               Prosecution and Maintenance of Patents.

8.2.1                     Patent Filings. The Party responsible for Prosecution and Maintenance of any Patents as set forth in Sections 8.2.2 and 8.2.3 below (the “Prosecuting Party”) shall use commercially reasonable efforts to obtain a reasonable scope of protection for Collaboration Compounds, using counsel of its own choice but reasonably acceptable to the other Party. Each Party shall keep the other Party informed as to material developments with respect to the Prosecution and Maintenance of such Patents, including by providing copies of all office actions or any other substantive documents that such Party receives from any patent office, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions, and by providing the other Party the timely opportunity to have reasonable input into the strategic aspects of such Prosecution and Maintenance. In addition, Anacor will use commercially reasonable efforts to obtain a reasonable scope of protection for Collaboration Compounds covered by any claims of the Anacor Patents, using counsel of its own choice but reasonably acceptable to GSK, and will consider and discuss in good faith reasonable comments timely provided GSK. In light of the new prosecution rules promulgated by the United States Patent and Trademark Office, effective November 1, 2007, and the likelihood for future changes in US Patent System and future changes to the European Patent Convention (EPC) (collectively, the “New Rules”) and rules of practice in effect at the Effective Date (together with the New

Rules, the “Rules”) each Party will consult with the other Party prior to the filing of any Patents on Collaboration IP. The Parties will come to an agreement on filing strategy in view of the Rules (e.g., claim limitations and continuation practice limitations mandated by the New Rules). In addition, the Parties will discuss in good faith with each other the breadth of any such Patent filings in countries outside of the United States. Should the Parties fail to agree on any matter in this Section 8.2.1, such matter will be presented to the JPS for resolution.

8.2.2                     Anacor Patents. In recognition that one or more of the Anacor Patents is or may be licensed to one or more Third Parties, as described in Section 8.6, during the Term Anacor shall use commercially reasonable efforts to work in consultation with GSK to Prosecute and Maintain its Anacor Patents in a manner that reasonably separates the compounds and related rights licensed to such Third Parties from those Collaboration Compounds and related rights licensed or to be licensed (pursuant to an Option) to GSK as contemplated by this Agreement. Such consultation with GSK shall be done in a manner allowing a reasonable opportunity by GSK and Anacor to provide input in view of the Rules, and each Party agrees to give such input due consideration. Input shall be provided and consideration undertaken and concluded in a timely manner so as not to jeopardize the pendency of the application under review or otherwise negatively affect or limit the rights of Anacor, GSK or any Third Party licensee of Anacor IP. Should the Parties fail to agree on any matter in this Section 8.2.2, such matter will be presented to the JPS for resolution.

8.2.3                     Collaboration Patents. The responsibility and strategy for Prosecution and Maintenance of any Collaboration Patents shall be mutually agreed by GSK and Anacor. The Parties shall cooperate to prepare and Prosecute and Maintain patent applications included in the Collaboration Patents in a manner that ensures a reasonable scope of protection for such subject matter and preserves the rights of each collaborator in the Collaboration Patents. In the event of any dispute regarding the Prosecution and Maintenance of any Collaboration Patents and existing Third Party rights identified under Section 8.6, Anacor shall have the final say with respect to decisions made prior to GSK’s exercise of its Option with respect to such Collaboration Patents or after GSK’s termination of Development, and GSK shall have final say after such exercise, with respect to those claims that cover any Collaboration Compound as to which GSK exercises its Option; provided, however, that neither Party can make a “final say” in any Prosecution or Maintenance matter that decreases the number of continuation applications, divisional applications or requests for continuing examination that the other Party (or any Third Party) can Prosecute and Maintain within the Collaboration Patents. If the decision of one Party would result in loss of the other Party’s right to file a continuation application, a divisional application or a request for continuing examination within in the Collaboration Patents, the matter will be presented to the JPS for resolution.

8.2.4                     Target IP. Anacor shall use commercially reasonable efforts to work in consultation with GSK to Prosecute and Maintain its Anacor Target Patents, and GSK shall use commercially reasonable efforts to work in consultation with Anacor to Prosecute and Maintain its GSK Target Patents; provided, however, that neither Party shall be required to disclose any confidential information that is not specific to the Research Collaboration. Input shall be provided and consideration undertaken and concluded by the Parties in a timely manner so as not to jeopardize the pendency of the application under review or otherwise negatively affect or limit the rights of any Party hereto. Should the Parties fail to agree on any matter in this Section 8.2.4, such matter will be presented to the JPS for resolution.

8.2.5                     Prosecution Lapse. If, during the Term, the Party responsible for prosecuting a Patent in the Anacor Patents or Collaboration IP intends to allow such Patent to lapse or become abandoned without having first filed a substitute, the Prosecuting Party shall, whenever practicable, notify the other Party of such intention at least [***] prior to the date upon which such Patent shall lapse or become abandoned, and such other Party shall thereupon have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof at its own expense with counsel of its own choice.

8.3                               Patent Costs.

8.3.1                     Collaboration Patents. Each Party shall be responsible for costs associated with the Prosecution and Maintenance of any Collaboration Patents that it owns solely. Anacor and GSK shall share equally the Patent Costs associated with the Prosecution and Maintenance of Patents in the jointly owned Collaboration Patents, unless the Parties otherwise agree.

8.3.2                     Existing Anacor IP and GSK IP. Anacor shall be responsible for one hundred percent (100%) of the Patent Costs incurred by Anacor prior to and after the Effective Date in all countries in the Territory with respect to any Anacor IP. GSK shall be responsible for one hundred percent (100%) of the Patent Costs incurred by GSK prior to and after the Effective Date in all countries in the Territory with respect to GSK IP.

8.3.3                     Patent Costs Following GSK’s Exercise of the Option. Notwithstanding the foregoing, following GSK’s exercise of an Option, GSK, upon receipt of invoice from Anacor, shall reimburse Anacor its reasonable and documented Patent Costs associated with the Prosecution and Maintenance of all Anacor IP over which Anacor has the responsibility for Prosecution and Maintenance and which contain claims covering such Collaboration Compounds. Patent Costs associated with the Prosecution and Maintenance of Patents licensed to Third Parties shall be limited to [***]. All such reimbursements shall be limited to those expenses incurred after the Effective Date. Anacor has the right to choose outside counsel for Prosecution and Maintenance of Anacor Patents over which Anacor has the responsibility for Prosecution and Maintenance; however, if GSK is not satisfied with external counsel used by

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Anacor after GSK exercises its Option, GSK has the right to request that Anacor transfer responsibility for Prosecution and Maintenance of such Anacor Patents to a different external law firm that is reasonably acceptable to Anacor, which request will not be unreasonably denied by Anacor. If Prosecution and Maintenance of any Anacor Patent transferred to new outside counsel at GSK’s request affects Anacor’s rights or those of a Third Party licensee of the Anacor Patents, GSK will consult with Anacor before making any decision relevant to the Prosecution and Maintenance of such Anacor Patent. Consultation will be concluded in a timely manner so as not to adversely affect the rights of any Party under the Anacor Patents. If GSK and Anacor are unable to agree on Prosecution and Maintenance of such Anacor Patents, the matter will be decided by the JPS. Requests by GSK that, in the judgment of the Anacor, will adversely affect the existing Third Party rights identified under Section 8.6 will be referred to the JPS for resolution.

8.4                               Defense of Claims Brought by Third Parties.

8.4.1                     Collaboration Compounds. If a Third Party asserts that a Patent or other right owned by it is infringed by the manufacture, use, sale or importation of any Collaboration Compound as to which GSK has not exercised its Option, or any Anacor Development Compound, Anacor shall have the primary right but not the obligation to defend against any such assertions at its cost and expense. In the event Anacor elects to defend against any such Third Party claims, Anacor shall have the sole right to direct the defense of any such Third Party claims and to elect to settle such claims. In the event that Anacor elects not to defend against such Third Party claims within [***] of learning of same, GSK shall have the right, but not the duty, to defend against such an action and thereafter shall have the right to direct the defense of any such Third Party claim(s), including the right to settle such claims, but only with the consent of Anacor, not to be unreasonably withheld. In any event, the Parties shall reasonably assist one another and cooperate in any such litigation at the other’s request without expense to the requesting Party. Each Party may at its own expense and with its own counsel join any defense brought by the other Party.

8.4.2                     GSK Development Compounds. If a Third Party asserts that a Patent or other right owned by it is infringed by the manufacture, use, sale or importation of any GSK Development Compound, GSK shall have the primary right but not the obligation to defend against any such assertions at its cost and expense. In the event GSK elects to defend against any such Third Party claims, GSK shall have the sole right to direct the defense of any such Third Party claims and to elect to settle such claims. In the event that GSK elects not to defend

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against such Third Party claims within [***] of learning of same, Anacor shall have the right, but not the duty, to defend against such an action and thereafter shall have the sole right to direct the defense of any such Third Party claim(s), including the right to settle such claims. In any event, the Parties shall reasonably assist one another and cooperate in any such litigation at the other’s request without expense to the requesting Party. Each Party may at its own expense and with its own counsel join any defense brought by the other Party.

8.5                               Enforcement of Anacor or GSK Intellectual Property Rights.

8.5.1                     Duty to Notify of Competitive Infringement. If any Party learns of an infringement, unauthorized use, misappropriation or threatened infringement or other such activity by a Third Party with respect to any Collaboration IP, Anacor IP or GSK IP by reason of the manufacture, importation, use or sale of a product identical to or substantially similar to any Collaboration Compound, within the Territory (“Competitive Infringement”), such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such Competitive Infringement.

8.5.2                     Prior to Exercise of Option. Prior to GSK’s exercise of its Option, or after GSK’s termination of Development and commercialization, with respect to the Collaboration Compounds that are the subject of any Competitive Infringement, Anacor shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect thereto by counsel of its own choice, and GSK shall have the right, at its own expense, to be represented in that action by counsel of its own choice. If Anacor fails to bring any such action or proceeding within a period of [***] after first being notified of such Competitive Infringement, then GSK shall have the right, but not the obligation, to bring and control any such action by counsel of its own choice, and Anacor shall have the right to be represented in any such action by counsel of its own choice at its own expense.

8.5.3                     Following Exercise of Option. Following GSK’s exercise of its Option, and before GSK’s termination of Development and commercialization, with respect to the Collaboration Compounds that are the subject of any Competitive Infringement, GSK shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect thereto by counsel of its own choice, and Anacor shall have the right, at its own expense, to be represented in that action by counsel of its own choice. If GSK fails to bring an action or proceeding within a period of [***] after first being notified of such Competitive Infringement, Anacor shall have the right to bring and control any such action by counsel of its own choice, and GSK shall have the right to be represented in any such action by

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counsel of its own choice at its own expense.

8.5.4                     Share of Recoveries. If one Party brings any such action or proceeding in accordance with this Section 8.5, the second Party agrees to be joined as a party plaintiff where necessary and to give the first Party reasonable assistance and authority to file and prosecute the suit. The costs and expenses of the Party bringing suit under this Section 8.5 shall be borne by such Party, and any damages or other monetary awards recovered shall be shared as follows: (i) the amount of such recovery actually received by the Party controlling such action shall first be applied to the out-of-pocket costs of such action; and then (ii) any remaining proceeds shall be allocated between the Parties (A) if such action related solely to GSK Development Compounds (i.e., after exercise by GSK of its Option), allocated between the Parties such that the Party bringing suit under this Section 8.5 retains [***] and the other Party retains [***] of such amount, or (B) if such action related solely to products identical to or substantially similar to Collaboration Compounds that are not GSK Development Compounds, retained [***]. A settlement or consent judgment or other voluntary final disposition of a suit under this Section 8.5 may be entered into without the consent of the Party not bringing the suit; provided that such settlement, consent judgment or other disposition does not admit the invalidity or unenforceability of the relevant Patent in the Anacor Patents, Anacor Target Patents, GSK Patents, GSK Target Patents, or Collaboration IP, and provided further, that any rights granted under the relevant Patent to continue the infringing activity in such settlement, consent judgment or other disposition shall be limited to those rights that the granting Party otherwise has the right to grant.

8.5.5                     Other Infringement. Subject to Sections 8.5.1 through 8.5.4 above, with respect to the infringement of jointly owned Collaboration IP which is not a Competitive Infringement, each Party may proceed in such manner as the law permits. Each Party shall bear its own expenses, and any recovery obtained by either Party may be retained by such Party unless otherwise agreed. In addition, Anacor shall retain all rights to pursue an infringement of any Patent solely owned by Anacor that is other than a Competitive Infringement, and GSK shall retain all rights to pursue an infringement of any Patent solely owned by GSK that is other than a Competitive Infringement.

8.5.6                     35 USC 271(e)(2) Infringement. Notwithstanding anything to the contrary in this Section 8.5, for infringement under 35 USC 271(e)(2) where GSK has exercised its Option under Article 4 of this Agreement and where GSK is the holder of the applicable NDA, and for so long as GSK maintains or retains its exclusive license under such Option, GSK has the sole right to initiate legal action to enforce all Anacor IP licensed to it pursuant to Section 4.3.2

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against infringement or misappropriation by Third Parties or defend any declaratory judgment action relating thereto at its sole expense

8.5.7                     Regulatory Data Protection. To the extent required by law or permitted by law, each Party will use commercially reasonable efforts to promptly, accurately and completely list, with the applicable Regulatory Authorities during the Term, all applicable Patents for any Product that such Party intends to, or has begun to commercialize, and that have become the subject of a marketing application submitted to FDA, such listings to include all so called “Orange Book” listings required under the Hatch-Waxman Act and all so called “Patent Register” listings as required in Canada. Prior to such listings, the Parties will meet to evaluate and identify all applicable Patents. Notwithstanding the preceding sentence, the Party holding the NDA for the applicable Product will retain final decision making authority as to the listing of all applicable Patents for such Product, regardless of which Party owns such Patent.

8.6                               Other Agreement(s). GSK’s rights under this Article 8 with respect to any Anacor Patents or Collaboration Patents shall be subject to the rights that one or more Third Parties may have, or the obligations that Anacor may have, in each case to file, prosecute, maintain, and/or enforce such Patents under the agreement(s) listed in Exhibit 8.6.

ARTICLE 9

CONFIDENTIALITY

9.1                               Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that the receiving Party (the “Receiving Party”) shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Information or other confidential and proprietary information and materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise) which is disclosed to it by the other Party (the “Disclosing Party”) or otherwise received or accessed by a Receiving Party in the course of performing its obligations or exercising its rights under this Agreement including trade secrets, know-how, inventions or discoveries, proprietary information, formulae, processes, techniques and information relating to a Party’s past, present and future marketing, financial, and research and development activities of any product or potential product or useful technology of the Disclosing Party and the pricing thereof (collectively, “Confidential Information”), except to the extent that it can be established by the Receiving Party that such Confidential Information:

9.1.1                     was in the lawful knowledge and possession of the Receiving Party prior to the time it was disclosed to, or learned by, the Receiving Party, or was otherwise developed independently by the Receiving Party, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the Receiving Party;

9.1.2                     was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

9.1.3                     became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; or

9.1.4                     was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others.

9.2                               Authorized Disclosure. Except as expressly provided otherwise in this Agreement, a Receiving Party may use and disclose Confidential Information of the Disclosing Party as follows: (i) under appropriate confidentiality provisions similar to those in this Agreement, in connection with the performance of its obligations or exercise of rights granted or reserved in this Agreement (including the rights to commercialize Products and to grant licenses and sublicenses hereunder); or (ii) to the extent such disclosure is reasonably necessary in filing or prosecuting patent, copyright and trademark applications, prosecuting or defending litigation, complying with applicable governmental regulations, obtaining regulatory approval, conducting pre-clinical activities or clinical trials, marketing Products, or otherwise required by law; provided, however, that if a Receiving Party is required by law or regulation to make any such disclosure of a Disclosing Party’s Confidential Information it will, except where impracticable for necessary disclosures, for example in the event of medical emergency, give reasonable advance notice to the Disclosing Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed; or (iii) in communication with investors, consultants, advisors or others on a need to know basis, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement; or (iv) to the extent mutually agreed to in writing by the Parties.

9.3                               Press Release; Disclosure of Agreement. On or promptly after the Effective Date, the Parties shall jointly issue a public announcement of the execution of this Agreement in such form separately agreed upon between the Parties. Neither Party shall be free to issue any press release or other public disclosure regarding the Agreement or the Parties’ activities hereunder, or any results or data arising hereunder, except with the other Party’s prior written consent, or except as reasonably necessary to comply with all applicable national securities exchange listing requirements or laws, rules or regulations. The Parties agree to consult with each other reasonably and in good faith with respect to the text and timing of any such press releases prior to the issuance thereof, and a Party may not unreasonably withhold consent to such releases. Except to the extent required by law or as otherwise permitted in accordance with this Section 9.3, neither Party shall make any public announcements concerning this Agreement or the subject matter hereof without the prior written consent of the other, which shall not be unreasonably withheld. The principles to be observed by Anacor and GSK in any such permitted public disclosures with respect to this Agreement shall be:  accuracy and completeness, the requirements of confidentiality under this Article 9, and the normal business practice in the pharmaceutical and biotechnology industries for disclosures by companies comparable to Anacor and GSK. Notwithstanding the foregoing, to the extent information regarding this Agreement has already been publicly disclosed other than through any act or omission of a Party in breach of this Agreement, either Party may subsequently disclose the same information to the public without the consent of the other Party. Each Party shall be permitted to disclose the terms of this Agreement, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement,  to any actual or potential acquirers, merger partners, and professional advisors. Each Party shall give the other Party a reasonable opportunity to review all filings with the United States Securities and Exchange Commission describing the terms of this Agreement prior to submission of such filings, and shall give due consideration to any reasonable comments by the non-filing Party relating to such filing, including the provisions of this Agreement for which confidential treatment should be sought.

9.4                               Termination of Prior Agreement. This Agreement supersedes the Confidential Disclosure Agreement executed by Anacor and GSK dated [***] (including any and all amendments thereto). All information exchanged between the Parties under that Agreement shall be deemed Confidential Information hereunder and shall be subject to the terms of this Article 9.

9.5                               Remedies. Each Party shall be entitled to seek, in addition to any other right or remedy it may have, at law or in equity, a temporary injunction, without the posting of any bond or other security, enjoining or restraining the other Party from any violation or threatened violation of this Article 9.

9.6                               Publications. Except as provided in this Agreement, neither Party or its Affiliates shall publish or publicly disclose the results of any of the research and/or development activities conducted under this Agreement, without the prior written consent of the other Party, except that after the expiration of all Options, the foregoing shall not apply to Anacor for results that relate to any Anacor Development Compounds, or to GSK for results that relate directly to any GSK Development Compounds. The Parties recognize that it may be useful or required to publish or publicly disclose the results of development work on Products, and GSK (and its Affiliates and Sublicensees) only shall be free to publish or publicly disclose such results, subject to the prior review by Anacor for patentability and protection of its Confidential Information. GSK shall provide to Anacor at GSK’s earliest practical opportunity any proposed abstracts, manuscripts or summaries of presentations which cover the results of clinical development of any Product, for review and comment as to matters relating to its patents and Confidential Information. Anacor shall respond in writing promptly and in no event later than [***] after receipt of the proposed material, or within such reasonably shorter period as is required (and promptly communicated by GSK to Anacor) by the relevant publication deadline, with

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comments on the proposed material, which GSK will consider in good faith but have no obligation to accept, or a specific statement of concern, based upon either the need to seek patent protection. In the event of concern, GSK agrees not to submit such publication or to make such presentation that contains such information until Anacor is given a reasonable period of time (not to exceed [***]) to seek patent protection for any material in such publication or presentation which it believes is patentable or to resolve any other issues. This Section 9.6 shall cease to apply with respect to any Product upon the First Commercial Sale of such Product. Furthermore, with respect to any proposed abstracts, manuscripts or summaries of presentations by investigators or other Third Parties, such materials shall be subject to review under this Section 9.6 to the extent that GSK or Anacor (as the case may be) has the right to do so.

9.7                               Clinical Trial Register. GSK shall have the right to publish the results or summaries of results of all clinical trials conducted by either Party with respect to a Product or Combination Product incorporating a GSK Development Compound or, to the extent required by law, Anacor Development Compound, on GSK’s clinical trial register, provided that Anacor shall have the right to review all such summaries relating to an Anacor Development Compound prior to submission of such publication.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

10.1                        Representations and Warranties of Both Parties. Each Party hereby represents, warrants, and covenants to the other Party, as of the Effective Date, that:

10.1.1              such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

10.1.2              such Party has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

10.1.3              this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof;

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10.1.4              the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party;

10.1.5              no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable laws, rules or regulations currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements except as may be required under the stock purchase agreement or to obtain HSR clearance; and

10.1.6              it has not employed (and, to the best of its knowledge without further duty of inquiry, has not used a contractor or consultant that has employed) and in the future will not employ (or, to the best of its knowledge without further duty of inquiry, use any contractor or consultant that employs) any individual or entity debarred by the FDA (or subject to a similar sanction of EMEA), or, to the best of its knowledge without further duty of inquiry, any individual who or entity which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMEA), in the conduct of the pre-clinical activities or clinical studies of Collaboration Compounds and its activities under the Research Collaboration.

10.2                        Representations and Warranties of Anacor. Anacor hereby represents, warrants, and covenants to GSK, as of the Effective Date, that:

10.2.1              To the best of its knowledge, Anacor is the owner of, or has a license to, the Anacor  IP;

10.2.2              To the best of its knowledge, Anacor has the right to grant all rights and licenses it purports to grant to GSK with respect to the Anacor IP under this Agreement;

10.2.3              Anacor has no present knowledge that (a) any of the Anacor Patents or Anacor Target Patents are invalid or unenforceable; or (b) any settled, pending or threatened claim or lawsuit or legal proceeding of a Third Party against Anacor alleging that the Anacor IP infringes or misappropriates in part or in whole the intellectual property or intellectual property rights of such Third Party;

10.2.4              Subject to Section 7.1.3, Anacor has not granted as of the Effective Date, and during the Term shall not grant, any right or license to any Third Party relating to any of the Anacor IP that would conflict or interfere with any of the rights or licenses granted to GSK hereunder; and

10.2.5              To the best of its knowledge, Anacor has disclosed to GSK all material data and Information, all material correspondence to/from any Regulatory Authority regardless of whether such data and Information would have a positive, neutral or negative impact on the potential commercial, scientific or strategic value or attractiveness of the Collaboration Compounds in existence as of the Effective Date.

10.3                        Mutual Covenants.  Each Party hereby covenants to the other Party that:

10.3.1              All employees of such Party or its Affiliates and working under this Agreement shall be under the obligation to assign all right, title and interest in and to their inventions and discoveries, whether or not patentable, if any, to such Party as the sole owner thereof;

10.3.2              Such Party shall not employ (or, to the best of its knowledge without further duty of inquiry, shall not use any contractor or consultant that employs) any individual or entity debarred by the FDA (or subject to a similar sanction of EMEA), or, to the best of its knowledge without further duty of inquiry, any individual who or entity which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMEA), in the conduct of its activities under any Project;

10.3.3              Such Party shall perform its activities pursuant to this Agreement in compliance with good laboratory and clinical practices and cGMP, in each case as applicable under the laws and regulations of the country and the state and local government wherein such activities are conducted, and with respect to the care, handling and use in research and development activities hereunder of any non-human animals by or on behalf of such Party, shall at all times comply (and shall ensure compliance by any of its subcontractors) with all applicable federal, state and local laws, regulations and ordinances, and also with the most current best practices in the industry for the proper care, handling and use of animals in pharmaceutical research and development activities, subject to the other Party’s reasonable right of inspection.

10.4                        Disclaimer. Except as otherwise expressly set forth in this Agreement, neither Party makes any representation or extends any warranty of any kind either express or implied, including any warranty that any Patents are valid or enforceable or that their exercise does not infringe any patent rights of Third Parties. Without limiting the generality of the foregoing, each Party disclaims any warranties with regards to:  (a) the success of any study or test commenced under this Agreement, (b) the safety or usefulness for any purpose of the technology or materials, including any Collaboration Compounds, it provides or discovers under this Agreement; and/or (c) the validity, enforceability, or non-infringement of any intellectual property rights or technology it provides or licenses to the other Party under this Agreement.

ARTICLE 11

INDEMNIFICATION; INSURANCE

11.1                        Indemnification by GSK. GSK shall indemnify, defend and hold harmless Anacor, and its Affiliates, and its or their respective directors, officers, employees and agents, from and against any and all liabilities, damages, losses, costs and expenses including, but not limited to, the reasonable fees of attorneys and other professionals (collectively, “Losses”), arising out of or resulting from any and all Third Party suits, claims, actions, proceedings or demands (“Claims”) based upon:

11.1.1              the negligence, recklessness or wrongful intentional acts or omissions of GSK and/or its Affiliates and its or their respective directors, officers, employees and agents, in connection with GSK’s performance of its obligations or exercise of its rights under this Agreement;

11.1.2              any breach of any representation or warranty or express covenant made by GSK under Article 10 or any other provision under this Agreement; or

11.1.3              the Development that is actually conducted by and/or on behalf of GSK (excluding any Development carried out by and/or on behalf of Anacor hereunder), the handling and storage by and/or on behalf of GSK of any chemical agents or other compounds for the purpose of conducting Development by or on behalf of GSK, and the manufacture, marketing, commercialization and sale by GSK, its Affiliate or Sublicensees of any GSK Development Compound or Product;

except, in each case above, to the extent such Claim arose out of or resulted from or is attributable to the negligence, recklessness or wrongful intentional acts or omissions of Anacor and/or its Affiliates, or their respective directors, officers, employees or agents.

11.2                        Indemnification by Anacor. Anacor shall indemnify, defend and hold harmless GSK and its Affiliates, and its or their respective directors, officers, employees and agents, from and against any and all Losses, arising out of or resulting from any and all Third Party Claims based upon:

11.2.1              the negligence, recklessness or wrongful intentional acts or omissions of Anacor and/or its Affiliates and/or its or their respective directors, officers, employees and agents, in connection with Anacor’s performance of its obligations or exercise of its rights under this Agreement;

11.2.2              any breach of any representation or warranty or express covenant made by Anacor under Article 10 or any other provision under this Agreement; or

11.2.3              the research and/or Development actually conducted by or on behalf of Anacor (excluding any Development carried out by GSK), or the storage, handling, manufacture, marketing, commercialization and sale of any Anacor Development Compounds or any Product resulting therefrom by Anacor, its Affiliates, agents or Sublicensees;

except, in each case above, to the extent such Claim arose out of or resulted from or is attributable to the negligence, recklessness or wrongful intentional acts or omissions of GSK and/or its Affiliate, or their respective directors, officers, employees and agents.

11.3                        Procedure. In the event that any person (an “Indemnitee”) entitled to indemnification under Section 11.1 or Section 11.2 is seeking such indemnification, such Indemnitee shall (i) inform, in writing, the indemnifying Party of the claim as soon as reasonably practicable after such Indemnitee receives notice of such claim, (ii) permit the indemnifying Party to assume direction and control of the defense of the claim (including the sole right to settle it at the sole discretion of the indemnifying Party, taking into consideration in good faith any reasonable concerns or objections raised by the Indemnitee; provided that such settlement does not impose any obligation on, or otherwise adversely affect, the Indemnitee or other Party), (iii) cooperate as reasonably requested (at the expense of the indemnifying Party) in the defense of the claim, and (iv) undertake all reasonable steps to mitigate any loss, damage or expense with respect to the claim(s).

11.4                        Insurance.

11.4.1              Anacor’s Insurance Obligations. Anacor shall maintain, at its cost, with effect from prior to the date of first administration of any Collaboration Compound (including all Products and any product based thereon) for testing in humans hereunder and during the Term thereafter, adequate insurance against liability and other risks associated with its activities contemplated by this Agreement, including its clinical trials and its indemnification obligations herein, in such amounts and on such terms as are customary for prudent practices in the pharmaceutical industry for the activities to be conducted by it under this Agreement. Anacor shall furnish to GSK evidence of such insurance, upon request.

11.4.2              GSK’s Insurance Obligations. GSK hereby represents and warrants to Anacor that it is self-insured against liability and other risks associated with its activities and obligations under this Agreement in such amounts and on such terms as are customary for prudent practices for large pharmaceutical companies in the pharmaceutical industry for the activities to be conducted by it under this Agreement. GSK shall furnish to Anacor evidence of such self-insurance, upon request.

11.5                        LIMITATION OF LIABILITY. EXCEPT FOR A BREACH OF ARTICLE 9 OR FOR CLAIMS OF A THIRD PARTY WHICH ARE SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 11 OR AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, NEITHER ANACOR NOR GSK, NOR ANY OF THEIR AFFILIATES OR SUBLICENSEES WILL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT, ITS AFFILIATES OR ANY OF THEIR SUBLICENSEES FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, RELIANCE OR PUNITIVE DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

ARTICLE 12

TERM AND TERMINATION

12.1                        Term; Expiration. This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Article 12, shall expire as follows:

12.1.1              On a Product-by-Product and country-by-country basis, on the date of the expiration of all payment obligations under this Agreement with respect to such Product in such country; or

12.1.2              In its entirety upon the expiration of all payment obligations under this Agreement with respect to the last Product in all countries in the Territory.

12.1.3              The period from the Effective Date until the date of expiration of this Agreement in its entirety, or as the case may be, until the date of the expiration of this Agreement in part with respect to a given Product, may be referred to herein as the “Term.”

12.2                        Termination for Cause.

12.2.1              Termination for Material Breach. Either Party (the “Non-breaching Party”) may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement, on a Project-by-Project basis during the Research Collaboration Term, or in its entirety, as may be appropriate to protect the interest of the Non-breaching Party arising from such alleged breach, in the event the other Party (the “Breaching Party”) shall have materially breached or defaulted in the performance of any of its material obligations hereunder (but excluding any diligence failure by Anacor) either with respect to a particular Project or the Agreement as a whole, and such default shall have continued for [***] after written notice thereof was provided to the Breaching Party by the Non-breaching Party, such notice describing with particularity and in detail the alleged material breach.

12.2.2              Disagreement. If the Parties reasonably and in good faith disagree as to whether there has been a material breach, the Party which seeks to dispute that there has been a material breach may contest the allegation in accordance with Section 14.1. Notwithstanding the above sentence, the cure period for any allegation made in good faith as to a material breach under this Agreement will run from the date that written notice was first provided to the

[***]  THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Breaching Party by the Non-breaching Party. Any such termination of the Agreement under this Section 12.2 shall become effective at the end of such [***] period, unless the Breaching Party has cured any such breach or default prior to the expiration of such [***] period. The right of either Party to terminate this Agreement, or a portion of this Agreement, as provided in this Section 12.2 shall not be affected in any way by such Party’s waiver or failure to take action with respect to any previous default.

12.2.3              Termination by GSK due to Anacor Diligence Failure Event. For clarity, GSK’s rights with respect to a material breach by Anacor with respect to its diligence obligations hereunder are exclusively as set forth in Section 2.4.2.

12.3                        GSK Unilateral Termination Rights. GSK shall have the right, at its sole discretion and without any penalty or liability, exercisable at any time during the Term, to terminate this Agreement for any reason or no reason at all, (a) in its entirety upon [***] written notice to Anacor, or (b) with respect to a Project, immediately upon written notice to Anacor, in each case (a) and (b) subject to the obligations set forth in Section 12.5.2.

12.4                        Termination for Insolvency.

12.4.1              Either Party may terminate this Agreement, if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets, or if the other Party proposes a written agreement of composition or extension of substantially all of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within [***] after the filing thereof, or if the other Party shall propose or be a party to any dissolution or liquidation, or if the other Party shall make an assignment of substantially all of its assets for the benefit of creditors.

12.4.2              All rights and licenses granted under or pursuant to any section of this Agreement are and shall otherwise be deemed to be for purposes of Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined in Section 101(56) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party

[***]  THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

elects to continue, and continues, to perform all of its obligations under this Agreement.

12.5                        Effect of Termination or Expiration.

12.5.1              Upon Expiration. Following the expiration of the Term pursuant to Section 12.1, the following terms shall apply:

(a)                                  Subject to the terms and conditions of this Agreement, following expiration of the Term with respect to a Product incorporating a GSK Development Compound in a country pursuant to Section 12.1.1, GSK shall have an exclusive, fully-paid and royalty-free right and license, with the right to grant sublicenses, under the Anacor IP, solely to continue to make, have made, use, sell, offer to sell and import such Product in the Field in such country, for so long as it continues to do so.

(b)                                  Subject to the terms and conditions of this Agreement, following expiration of the Term with respect to a Product incorporating an Anacor Development Compound in a country pursuant to Section 12.1.1, Anacor shall have an exclusive, fully-paid and royalty-free right and license, with the right to grant sublicenses, under the GSK IP, solely to continue to make, have made, use, sell, offer to sell and import such Product in the Field in such country, for so long as it continues to do so.

(c)                                  Subject to the terms and conditions of this Agreement, following expiration of the Term with respect to this Agreement in its entirety pursuant to Section 12.1.2, GSK shall have an exclusive, fully-paid and royalty-free right and license, with the right to grant sublicenses, under the Anacor IP, solely to continue to make, have made, use, sell, offer to sell and import Products containing GSK Development Compounds in the Field in the Territory, for so long as it continues to do so.

(d)                                  Subject to the terms and conditions of this Agreement, following expiration of the Term with respect to this Agreement in its entirety pursuant to Section 12.1.2, Anacor shall have an exclusive, fully-paid and royalty-free, right and license, with the right to grant sublicenses, under the GSK IP, solely as necessary to continue to make, have made, use, sell, offer to sell, and import Products containing Anacor Development Compounds, for so long as it continues to do so.

12.5.2              Upon Unilateral Termination by GSK.

(a)                                  In the event of a unilateral termination of this Agreement in its entirety or any Project by GSK pursuant to Section 12.3, the following terms shall apply:

(i)                                    Notwithstanding anything contained herein to the contrary, all licenses granted to GSK with respect to GSK Development Compounds from a terminated Project(s), if any, for which GSK has previously exercised its Option as of the effective date of such termination shall terminate;

(ii)                                All unexercised Options with respect to such Project(s) as of the date that Anacor receives such notice from GSK shall be cancelled and of no force and effect;

(iii)                            If the Parties have discovered one or more Collaboration Compounds (other than GSK Development Compounds) under the Research Collaboration with activity against a Target that is the subject of the terminated Project (or in the case of termination of the entire Agreement, any Project), such Collaboration Compounds shall be deemed to be Anacor Development Compounds, and the terms of Section 5.3.1 shall apply with respect to such Anacor Development Compounds;

(iv)                               With respect to a given GSK Development Compound (or Product that incorporates a GSK Development Compound), (A) such GSK Development Compound shall be deemed to be an Anacor Development Compound; and (B) the terms and conditions of Section 5.3.2 shall apply with respect to such Anacor Development Compound.

(b)                                  All of Anacor’s exclusivity obligations under Section 7.1 shall immediately terminate and no longer be of any force or effect with respect to the Project(s) being terminated and the Target(s) and Collaboration Compounds relating to such terminated Project(s).

12.5.3              Upon Termination by GSK for Cause.

(a)                                  In the event of a termination of this Agreement in its entirety by GSK pursuant to Section 12.2.1 before the end of the Research Collaboration Term, the Research Collaboration Term shall terminate.

(b)                                  In the event that GSK terminates a Project or this Agreement in its entirety pursuant to Section 12.2.1:

(i)                                    All Options with respect to the terminated Projects (or in the case of termination of the entire Agreement, all Options) that are unexercised as of the effective date of termination shall be cancelled and of no force and effect; and

(ii)                                If the Parties have discovered one or more Collaboration Compounds under the Research Collaboration with activity against a Target that is the subject of the terminated Project (or in the case of termination of the entire Agreement, any Project), GSK shall have a perpetual exclusive license, with the right to grant sublicenses, under Anacor’s interest in the Anacor IP to make, have made, use, sell, offer for sale and import such Collaboration Compounds as GSK Development Compounds and Products derived therefrom in the Field in the Territory, subject to the following royalty obligations:

(1)                                 if termination occurred before the Collaboration

Compound became a Candidate Selection Compound, GSK would pay Anacor a royalty on [***] at a rate equal to [***] in the Territory; and

(2)                                 if termination occurred after the Collaboration Compound became a Candidate Selection Compound, GSK would pay Anacor a royalty on [***] at a rate equal to [***] in the Territory.

(iii)                            All of GSK’s exclusivity obligations under Section 7.2 shall immediately terminate and no longer be of any force or effect with respect to the Project(s) being terminated and the Target(s) and Collaboration Compounds relating to such terminated Project(s).

12.5.4              Upon Termination by Anacor for Cause.

(i)                                    In the event of a termination of this Agreement in its entirety by Anacor pursuant to Section 12.2.1 before the end of the Research Collaboration Term, the Research Collaboration Term shall terminate.

(b)                                  In the event that Anacor terminates a Project or this Agreement pursuant to Section 12.2.1:

(i)                                    All Options with respect to the terminated Projects (or in the case of termination of the entire Agreement, all Options) that are unexercised as of the effective date of termination shall be cancelled and of no force and effect. For clarity, GSK shall not be permitted to exercise any Options after receiving notice of Anacor’s termination under Section 12.2.1, without Anacor’s prior written consent, unless and until Anacor agrees, or it is determined pursuant to Section 14.1, that GSK has cured the applicable breach in a timely manner.

(ii)                                If the Parties have discovered one or more Collaboration Compounds under the Research Collaboration with activity against a Target that is the subject of such Project, Anacor shall have a perpetual exclusive license, with the right to grant sublicenses, under the GSK IP to make, have made, use, sell, offer for sale and import such Collaboration Compounds as Anacor Development Compounds and Products derived therefrom in the Territory, subject to the following royalty obligations:

(1)                                 If termination occurred before the Collaboration

[***]  THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

Compound became a Candidate Selection Compound, Anacor would pay GSK a royalty on [***] at a rate equal to [***] in the Territory; and

(2)                                 If termination occurred after the Collaboration Compound became a Candidate Selection Compound, Anacor would pay GSK a royalty on [***] at a rate equal to [***] in the Territory.

(iii)                            If, on the effective date of termination, there are GSK Development Compounds with activity against a Target that is the subject of such Project (or in the case of termination of the entire Agreement, any Project), Anacor shall have a perpetual exclusive license, with the right to grant sublicenses, under the GSK IP to make, have made, use, sell, offer for sale and import such GSK Development Compounds as Anacor Development Compounds and Products derived therefrom in the Territory, subject to the following royalty obligations:

(1)                                 If termination occurred before the GSK Development Compound became a Candidate Selection Compound, Anacor would pay GSK a royalty on [***] at a rate equal to [***] in the Territory; and

(2)                                 If termination occurred after the GSK Development Compound became a Candidate Selection Compound, Anacor would pay GSK a royalty on [***] at a rate equal to [***] in the Territory.

(c)                                  In the event of a termination of this Agreement in its entirety or with respect to any Project(s), all of Anacor’s exclusivity obligations under Section 7.1 shall immediately terminate and no longer be of any force or effect, with respect to the Project(s) being terminated and the Target(s) and Collaboration Compounds relating to such terminated Project(s).

12.5.5              Regulatory Filings. Upon termination of this Agreement by Anacor pursuant to Section 12.2.1 or by GSK pursuant to Section 12.3:

(a)               If Prior to First Commercial Sale of Product: At no cost to Anacor, GSK would exclusively license or assign and deliver to Anacor all relevant documents, safety databases, regulatory filings, and manufacturing information to the extent pertaining specifically to any Products and which is necessary or important for commercial use and exploitation in the Territory; and

[***]  THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

(b)               If Following First Commercial Sale of a Product: At no cost to Anacor and with respect to all affected countries, GSK would exclusively license or assign and deliver to Anacor all relevant documents, safety data, regulatory filings, manufacturing information, trademarks as well as any other information, data and materials reasonably requested by Anacor, to the extent pertaining specifically to any Products and which is necessary or important for commercial use and exploitation in the Territory. In addition, at no cost to Anacor, GSK shall provide for reasonable transitional support, such support to be not less than nine (9) months in countries in which the Product is approved for marketing.

12.6                        Accrued Rights; Surviving Provisions of the Agreement.

(a)               Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination, relinquishment or expiration including the payment obligations under Article 6 hereof and any and all damages arising from any breach hereunder. Such termination, relinquishment or expiration shall not relieve any Party from obligations which are expressly indicated to survive termination of this Agreement.

(b)               The provisions of Articles 9 and 11 and Sections 2.7.2 (first sentence only), 2.7.4, 2.7.5, 2.7.6, 6.11, 8.1, 8.4, 8.6, 12.5, 12.6, 14.4, 14.8, 14.10, 14.11, 14.14, 14.15, 14.17, and 14.18, as well as any applicable definitions in Article 1, shall survive the termination or expiration of this Agreement for any reason, in accordance with their respective terms and conditions, and for the duration stated, and where no duration is stated, shall survive indefinitely.

ARTICLE 13

REGULATORY

13.1                        Tolling of Payment Obligations. If the exercise by GSK of any Option under Article 4 requires the making of filings under HSR, or under any similar premerger notification provision in the European Union or any other jurisdiction, then all rights and obligations related to the exercise of such Option shall be tolled until the applicable waiting period has expired or been terminated or until approval or clearance from the reviewing authority has been received, and each Party agrees to cooperate at the request of the Party which decides in its sole discretion to respond to any such request for information to expedite review of such transaction.

ARTICLE 14

MISCELLANEOUS

14.1                        Dispute Resolution. Unless otherwise set forth in this Agreement, in the event of a dispute arising under this Agreement between the Parties, the either Party shall have a right to refer such dispute to the respective Executive Officers, and such Executive Officers shall attempt in good faith to resolve such dispute. If the Parties are unable resolve a given dispute pursuant to this Section 14.1 within sixty (60) calendar days of referring such dispute to the Executive Officers, either Party may have the given dispute settled by binding arbitration pursuant to Section 14.2.

14.2                        Arbitration Request. If a Party intends to begin an arbitration to resolve a dispute arising under this Agreement, such Party shall provide written notice (the “Arbitration Request”) to the other Party of such intention and the issues for resolution. From the date of the Arbitration Request and until such time as the dispute has become finally settled, the running of the time periods as to which Party must cure a breach of this Agreement becomes suspended as to any breach that is the subject matter of the dispute.

14.2.1              Additional Issues. Within twenty (20) Business Days after the receipt of the Arbitration Request, the other Party may, by written notice, add additional issues for resolution.

14.2.2              No Arbitration of Patent/Confidentiality Issues. Unless otherwise agreed by the Parties, disputes relating to Patents and non-disclosure, non-use and maintenance of Confidential Information shall not be subject to arbitration, and shall be submitted to a court of competent jurisdiction.

14.2.3              Arbitration Procedure. The Arbitration shall be held in the continental United States under the rules of the American Arbitration Association (“AAA”). The arbitration shall be conducted by three (3) arbitrators who are knowledgeable in the subject matter at issue in the dispute. One (1) arbitrator will be selected by Anacor, one (1) arbitrator will be selected by GSK, and the third arbitrator will be selected by mutual agreement of the two (2) arbitrators selected by the Parties. The arbitrators may proceed to an award, notwithstanding the failure of either Party to participate in the proceedings. The arbitrators shall, within fifteen (15) calendar days after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The arbitrators shall be authorized to award compensatory damages, but shall not be authorized to award non-economic damages or punitive damages, or to reform, modify or materially change this Agreement. The arbitrators also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief the arbitrators deem just and equitable and within the scope of this Agreement, including an injunction or order for specific performance. The award of the arbitrators shall be the sole and exclusive remedy of the Parties (except for those remedies set forth in this Agreement). Judgment on the award rendered by the arbitrators may be enforced in any court having competent jurisdiction thereof, subject only to revocation on grounds of fraud or clear bias on the part of the arbitrators. Notwithstanding anything contained in this Section 14.2 to the contrary, each Party shall have the right to institute judicial proceedings against the other Party or anyone acting by, through or under such other Party, in order to enforce the instituting Party’s rights hereunder through specific performance, injunction or similar equitable relief.

14.3                        Costs. Each Party shall bear its own attorneys’ fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrators; provided, however, that the arbitrators shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges and travel expenses).

14.4                        Governing Law. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the State of New York without reference to conflicts of laws principles.

14.5                        Assignment. Either Party may assign this Agreement to any Affiliate of such Party without the prior written consent of the other Party; provided, that such Party provides the other Party with written notice of such assignment and remains fully liable for the performance of such Party’s obligations hereunder by such Affiliate. Further, each Party may assign this Agreement without the prior written consent of the other Party, to its successor in interest by way of merger, acquisition, or sale of all or substantially all of its assets to which this Agreement relates; provided, that such Party provides the other Party with written notice of such assignment; provided further, that if such assignment involves a transaction in which Anacor: (a) merges or consolidates with any other entity (other than a wholly-owned subsidiary of Anacor); or (b) effects any other transaction or series of transactions, such that the stockholders of Anacor immediately prior thereto, in the aggregate, no longer own, directly or indirectly, beneficially or legally, at least fifty percent (50%) of the outstanding voting securities or capital stock of the surviving entity following the closing of such merger, consolidation, other transaction or series of transactions (a “Change in Control Event”), then GSK shall, notwithstanding anything in this Agreement to the contrary, have the right to either:  [***]

14.5.1              Solely with respect to the [***];

14.5.2              In the event that [***]

14.5.3              In the event that a Change in Control Event occurs [***];

14.5.4              In the event that a Change in Control Event occurs [***]; and

14.5.5              In the event that a Change in Control Event occurs [***].

[***]  THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

[***]  The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the  successors, heirs, administrators and permitted assigns of the Parties.

14.6                        Performance Warranty. Each Party hereby acknowledges and agrees that it shall be responsible for the full and timely performance as and when due under, and observance of all the covenants, terms, conditions and agreements set forth in this, Agreement by its Affiliate(s) and Sublicensees.

14.7                        Force Majeure. No Party shall be held liable or responsible to the other Parties nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in fulfilling or performing any obligation of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, force majeure is defined as causes beyond the control of the Party, including acts of God; acts, regulations, or laws of any government; war; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic; and failure of public utilities or common carriers. In such event Anacor or GSK, as the case may be, shall immediately notify the other Parties of such inability and of the period for which such inability is expected to continue. The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled for up to a maximum of ninety (90) calendar days, after which time Anacor or GSK, the Party not affected by the force majeure, may terminate this Agreement. To the extent possible, each Party shall use reasonable efforts to minimize the duration of any force majeure.

14.8                        Notices. Any notice or request required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

If to Anacor, addressed to:	Anacor Pharmaceuticals, Inc.
1060 East Meadow Circle
Palo Alto, CA 94303-4230
Attention: Chief Executive Officer
Facsimile: (650) 739-0139

[***]  THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

with a copy to:	Cooley Godward Kronish LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
Attention: Glen Y. Sato, Esq.
Facsimile: (650) 849-7400

If to GSK, addressed to:

SmithKline Beecham Corporation d/b/a GlaxoSmithKline
One Franklin Plaza
Philadelphia, PA 19101
Attn: Senior Vice President, Worldwide Business Development
Facsimile: (610) 270-5166

with a copy to

SmithKline Beecham Corporation d/b/a GlaxoSmithKline
2301 Renaissance Boulevard
King of Prussia, PA 19406-2772
Vice President and Associate General Counsel, Business
Development Transactions Team
Facsimile: (610) 787-7084

or to such other address for such Party as it shall have specified by like notice to the other Parties, provided that notices of a change of address shall be effective only upon receipt thereof. If delivered personally or by facsimile transmission, the date of delivery shall be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery shall be deemed to be the next business day after such notice or request was deposited with such service. If sent by certified mail, the date of delivery shall be deemed to be the third business day after such notice or request was deposited with the U.S. Postal Service.

14.9                        Export Clause. Each party acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin. Each party agrees that it will not export or re-export restricted commodities or the technical data of the other party in any form without the appropriate United States and foreign government licenses.

14.10                 Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term.

14.11                 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

14.12                 Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersede and terminate all prior agreements and understanding between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

14.13                 Independent Contractors. Nothing herein shall be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties. Each Party is an independent contractor. Neither Party shall assume, either directly or indirectly, any liability of or for the other Party. Neither Party shall have the authority to bind or obligate the other Party and neither Party shall represent that it has such authority.

14.14                 Headings; Interpretation. Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement. Further, in this Agreement:  (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) the singular shall include the plural and vice versa; and (c) masculine, feminine and neuter pronouns and expressions shall be interchangeable.

14.15                 Books and Records. Any books and records to be maintained under this Agreement by a Party or its Affiliates or Sublicensees shall be maintained in accordance with U.S. generally accepted accounting principles in the case of Anacor, and shall be maintained in accordance with International Financial Reporting Standards (IFRS) in the case of GSK, consistently applied, except that the same need not be audited.

14.16                 Further Actions. Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

14.17                 Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors, heirs, administrators and permitted assigns.

14.18                 Construction of Agreement. The terms and provisions of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.

14.19                 Supremacy. In the event of any express conflict or inconsistency between this Agreement and the Research Plan or of any Schedule or Exhibit hereto, the terms of this Agreement shall control. The Parties understand and agree that the Schedules and Exhibits hereto are not intended to be the final and complete embodiment of any terms or provisions of this Agreement, and are to be updated from time to time during the Term, as appropriate and in accordance with the provisions of this Agreement.

14.20                 Counterparts. This Agreement may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers. Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

* - * - * - *

IN WITNESS WHEREOF, the Parties have caused this  Research and Development Collaboration, Option and License Agreement to be executed by their duly authorized representatives as of the Effective Date.

Anacor Pharmaceuticals, Inc.

By:	/s/ David P. Perry

Name: David P. Perry

Title: President & Chief Executive Officer

SmithKline Beecham Corporation
d/b/a GlaxoSmithKline

By:	/s/ Donald F. Parman

Name: Donald F. Parman

Title: Vice President & Secretary

EXHIBIT 1.31

[***]

[***]  THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

EXHIBIT 2.6.2(a)

TARGET PRODUCT PROFILE(S), [***]

[***]

[***]  THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

EXHIBIT 2.6.2(b)

TARGET PRODUCT PROFILE(S), [***]

[***]

[***]  THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

EXHIBIT 2.6.2(c)

TARGET PRODUCT PROFILE(S), [***]

[***]

[***]  THE SYMBOL [***] IS USED TO INDICATE THAT A PORTION OF THE EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

EXHIBIT 8.6

License, Development, and Commercialization Agreement, executed on February 2, 2007, between Anacor and Schering Corporation